                                                               EXHIBIT 2(b)(ii)
OFFERING CIRCULAR

                              [NATIONAL GRID LOGO]


                         The National Grid Company plc
        (incorporated in England and Wales with limited liability under
                           Registered Number 2366977)

  (POUND)200,000,000 3.806 PER CENT. RETAIL PRICE INDEX-LINKED BONDS DUE 2020
                           Issue Price: 100 per cent.

                        --------------------------------

      (POUND)40,000,000 3.589 PER CENT. LIMITED RETAIL PRICE INDEX-LINKED
                                 BONDS DUE 2030
                           Issue Price: 100 per cent.
                        --------------------------------

                (POUND)360,000,000 6.50 PER CENT. BONDS DUE 2028
                         Issue Price: 99.931 per cent.
                        --------------------------------

Application has been made to the Financial Services Authority in its capacity as the competent authority under the Financial Services Act 1986 (in such capacity, the "UK Listing Authority") for the (pound)200,000,000 3.806 per cent. Retail Price Index-Linked Bonds due 2020 of The National Grid Company plc (the "RPI Bonds" and the "Issuer", respectively), the (pound)40,000,000 3.589 per cent. Limited Retail Price Index-Linked Bonds due 2030 of the Issuer (the "LPI Bonds"), and the (pound)360,000,000 6.50 per cent. Bonds due 2028 of the Issuer (the "Fixed Rate Bonds" and together with the RPI Bonds and the LPI Bonds, the "Bonds") to be admitted to the Official List maintained by the UK Listing Authority (the "Official List") and to the London Stock Exchange plc (the "London Stock Exchange") for the Bonds to be admitted to trading on the London Stock Exchange's market for listed securities which, together, will constitute official listing on the London Stock Exchange. Copies of this document, which comprises listing particulars prepared in compliance with the listing rules made under Section 142 of the Financial Services Act 1986, have been delivered to the Registrar of Companies in England and Wales for registration in accordance with
Section 149 of that Act.

Payments on the Bonds will be made without deduction for or on account of taxes of the United Kingdom to the extent described under "Conditions of the Bonds - Taxation". Interest on the RPI Bonds is payable semi-annually in arrear at the rate of 3.806 per cent. (adjusted for indexation) per annum on 27 January and 27 July in each year, the first payment to be made on 27 January 2002. Interest on the LPI Bonds is payable semi-annually in arrear at the rate of 3.589 per cent. (adjusted for indexation) per annum on 27 January and 27 July in each year, the first payment to be made on 27 January 2002. Interest on the Fixed Rate Bonds is payable annually in arrear at the rate of 6.50 per cent. per annum on 27 July in each year, the first payment of interest to be made on 27 July 2002.

The RPI Bonds mature on 27 July 2020, the LPI Bonds mature on 27 July 2030 and the Fixed Rate Bonds mature on 27 July 2028. Each tranche of Bonds may be redeemed before then at the option of the Issuer in whole, but not in part, at their principal amount together with accrued interest (adjusted, in the case of the RPI Bonds and the LPI Bonds, for indexation) if, at any time, the principal amount of the relevant tranche of Bonds is 10 per cent. or less of the original principal amount of such tranche of Bonds and may be redeemed before then at the option of the relevant holder or (at the option of the Issuer) repurchased by the Issuer on the occurrence of a Restructuring Event (as defined in each tranche of Bonds) at their principal amount together with accrued interest (as adjusted, in the case of the RPI Bonds and the LPI Bonds, for indexation). Each tranche of Bonds is subject to redemption in whole, but not in part, at their principal amount together with accrued interest (in each case as adjusted, in the case of the RPI Bonds and the LPI Bonds, for indexation), at the option of the Issuer at any time in the event of certain changes affecting taxes of the United Kingdom. See "Conditions of the Bonds - Redemption and Purchase". The RPI Bonds and the LPI Bonds are subject to redemption in whole, but not in part, at their principal amount together with accrued interest (each as adjusted for indexation) on the occurrence of certain matters relating to the Index (as set out in the RPI Bond Conditions and the LPI Bond Conditions).

Each tranche of Bonds will initially be represented by a temporary global bond in bearer form without interest coupons (a "Temporary Global Bond") which will be deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg) on or about 27 July 2001. Interests in each Temporary Global Bond will be exchangeable for interests in a permanent global bond in bearer form without interest coupons (a "Permanent Global Bond") on or after a date which is expected to be 4 September 2001 (the "Exchange Date"), upon certification as to non-US beneficial ownership. Each Permanent Global Bond will be exchangeable for definitive Bonds in bearer form (the "Definitive Bonds") in the circumstances set out in it. See "Summary of Provisions relating to the Bonds while in Global Form".


MORGAN STANLEY                                      THE ROYAL BANK OF SCOTLAND

The date of this Offering Circular is 23 July 2001.

      THIS OFFERING CIRCULAR COMPRISES LISTING PARTICULARS GIVEN IN COMPLIANCE WITH THE LISTING RULES MADE UNDER SECTION 142 OF THE FINANCIAL SERVICES ACT 1986 BY THE UK LISTING AUTHORITY (THE "LISTING RULES") FOR THE PURPOSE OF GIVING INFORMATION WITH REGARD TO THE ISSUER AND THE ISSUER AND ITS SUBSIDIARIES TAKEN AS A WHOLE (THE "GROUP"), THE RPI BONDS, THE LPI BONDS AND THE FIXED RATE BONDS. THE ISSUER ACCEPTS RESPONSIBILITY FOR THE INFORMATION CONTAINED IN THIS DOCUMENT. TO THE BEST OF THE KNOWLEDGE AND BELIEF OF THE ISSUER (WHICH HAS TAKEN ALL REASONABLE CARE TO ENSURE THAT SUCH IS THE CASE), THE INFORMATION CONTAINED IN THIS DOCUMENT IS IN ACCORDANCE WITH THE FACTS AND DOES NOT OMIT ANYTHING LIKELY TO AFFECT THE IMPORT OF SUCH INFORMATION. ANY REFERENCE IN THIS DOCUMENT TO LISTING PARTICULARS MEANS THIS DOCUMENT EXCLUDING ALL INFORMATION INCORPORATED BY REFERENCE. THE ISSUER HAS CONFIRMED THAT ANY INFORMATION INCORPORATED BY REFERENCE, INCLUDING ANY SUCH INFORMATION TO WHICH READERS OF THIS DOCUMENT ARE EXPRESSLY REFERRED, HAS NOT BEEN AND DOES NOT NEED TO BE INCLUDED IN THE LISTING PARTICULARS TO SATISFY THE REQUIREMENTS OF THE FINANCIAL SERVICES ACT 1986 OR THE LISTING RULES. THE ISSUER BELIEVES THAT NONE OF THE INFORMATION INCORPORATED THEREIN BY REFERENCE CONFLICTS IN ANY MATERIAL RESPECT WITH THE INFORMATION INCLUDED IN THE LISTING PARTICULARS.



      THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OF, OR AN INVITATION BY OR ON BEHALF OF, THE ISSUER OR THE MANAGERS (AS DEFINED IN "SUBSCRIPTION AND SALE" BELOW) TO SUBSCRIBE OR PURCHASE, ANY OF THE BONDS. THE DISTRIBUTION OF THIS OFFERING CIRCULAR AND THE OFFERING OF THE BONDS IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW. PERSONS INTO WHOSE POSSESSION THIS OFFERING CIRCULAR COMES ARE REQUIRED BY THE ISSUER AND THE MANAGERS TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY SUCH RESTRICTIONS. FOR A DESCRIPTION OF CERTAIN FURTHER RESTRICTIONS ON OFFERS AND SALES OF BONDS AND DISTRIBUTION OF THIS OFFERING CIRCULAR, SEE "SELLING RESTRICTIONS" BELOW.



      NO PERSON IS AUTHORISED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND ANY INFORMATION OR REPRESENTATION NOT SO CONTAINED MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORISED BY OR ON BEHALF OF THE ISSUER OR THE MANAGERS. THE DELIVERY OF THIS OFFERING CIRCULAR AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED IN IT IS CORRECT AS AT ANY TIME SUBSEQUENT TO ITS DATE.



      THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE SUBJECT TO U.S. TAX LAW REQUIREMENTS. SUBJECT TO CERTAIN EXCEPTIONS, BONDS MAY NOT BE OFFERED, SOLD OR DELIVERED WITHIN THE UNITED STATES OR TO US. PERSONS.



      UNLESS OTHERWISE SPECIFIED OR THE CONTEXT REQUIRES, REFERENCES TO "POUNDS", "POUNDS STERLING", "STERLING", "L", AND "P" ARE TO THE CURRENCY OF THE UNITED KINGDOM AND TO "US.$" ARE TO THE CURRENCY OF THE UNITED STATES OF AMERICA.



      IN CONNECTION WITH THE ISSUE OF EACH TRANCHE OF BONDS, THE ROYAL BANK OF SCOTLAND PLC MAY OVER- ALLOT OR EFFECT TRANSACTIONS WHICH STABILISE OR MAINTAIN THE MARKET PRICE OF SUCH BONDS AT A LEVEL WHICH MIGHT NOT OTHERWISE PREVAIL. SUCH STABILISING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
RPI Bond Conditions...............................................................................  3
Use of Proceeds................................................................................... 15
LPI Bond Conditions............................................................................... 16
Use of Proceeds................................................................................... 28
Fixed Rate Bond Conditions........................................................................ 29
Use of Proceeds................................................................................... 37
Summary of Provisions Relating to the Bonds while in Global Form.................................. 38
Capitalisation of the Group....................................................................... 40
The National Grid Company plc..................................................................... 41
United Kingdom Taxation........................................................................... 46
Subscription and Sale............................................................................. 48
Selling Restrictions.............................................................................. 48
General Information............................................................................... 50

                               RPI BOND CONDITIONS


     The following, subject to alteration and amendment and save for the paragraphs in italics, are the terms and conditions of the RPI Bonds substantially in the form which will appear on the RPI Bonds in definitive form:

     The issue of the (pound) 200,000,000 3.806 per cent. Retail Price Index-Linked Bonds due 2020 (the "Bonds") was authorised pursuant to resolutions of the Board of Directors of The National Grid Company plc (the "Issuer") passed on 11 June 2001 and resolutions of a duly authorised committee of the Board of Directors of the Issuer passed on 18 July 2001. The Bonds are constituted by the trust deed dated 27 July 2001 (the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust
Deed) as trustee for the holders of the Bonds (the "Bondholders"). The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed. The Bondholders and the holders (the "Couponholders") of the interest coupons relating to the Bonds (the "Coupons") (whether or not attached to the Bonds) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the paying agency agreement dated 27 July 2001 (the "Paying Agency Agreement") relating to the Bonds between the Issuer, the Trustee, Citibank, N.A. (the "Principal Paying Agent", which expression shall include any successor as principal paying agent under the Paying Agency Agreement) and the paying agent referred to below (such person being referred to together with the Principal Paying Agent as the "Paying Agents", which expression shall include their successors as paying agents under the Paying Agency Agreement), copies of each of which are available for inspection during normal office hours at the registered office for the time being of the Trustee (being at the date hereof at Filth Floor, 100 Wood Street, London EC2V 7EX) and at the specified office of each of the Paying Agents.


1    FORM, DENOMINATION AND TITLE

     The Bonds are serially numbered and in bearer form in the denominations of (pound) 1,000, (pound) 10,000 and (pound) 100,000 each with Coupons attached on issue. Bonds of one denomination may not be exchanged for Bonds of another denomination.

     Title to the Bonds and the Coupons will pass by delivery. In these Conditions, "Bondholder" and (in relation to a Bond or Coupon) "holder" mean the bearer of any Bond or Coupon, as the case may be. The holder of any Bond or Coupon will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder, and the Issuer, the Trustee and the Paying Agents shall not be required to obtain any proof thereof or as to the identity of such holder.

     The Bonds will be represented initially by a Temporary Global Bond. The Temporary Global Bond will be issued on 27 July 2001 and will be held by a common depositary for Euroclear Bank S.A./N.V.,as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") for credit, against payment, to the accounts designated by the relevant purchasers with Euroclear and Clearstream, Luxembourg. Interests in the Temporary Global Bond will be exchangeable on or after a date which is expected to be 4 September 2001 for interests in a Permanent Global Bond upon certification that the beneficial owners of the relevant Bonds are not (i) United States persons or (ii) persons who have acquired such Bonds for resale to or for the account of any United States person.

     The Permanent Global Bond will be exchangeable for Definitive Bonds in bearer form in the circumstances set out in it. See "Summary of Provisions relating to the Bonds while in Global Form".

     Definitive Bonds and Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code".


2    STATUS

     The Bonds and the Coupons constitute direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu without any preference among themselves and (save for such exceptions as are from time to time applicable under the laws of England and Wales) at least equally with all other Present and future unsecured and unsubordinated obligations of the Issuer.

3    DEFINITIONS

     "Base Index Figure" means (subject to Condition 8(a)(ii)) 172.1.

     "Electricity Act" means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.

     "Electricity Transmission Licence" means the transmission licence, as subsequently amended from time to time, originally granted by the Secretary of State for Energy to the Issuer under the Electricity Act.

     "Group" means the Issuer and its Subsidiaries and "member of the Group" shall be construed Accordingly.

     "Index" or "Index Figure" means, subject as provided in Conditions 5(d) and 8, the United Kingdom All Items RPI as published by the Office for National Statistics (January 1987 = 100) contained in the Monthly Digest of Statistics (or contained in any official publication substituted therefor) or any Comparable index which may replace the Index for the purpose of calculating the amount payable on Repayment of the Reference Gilt.

     Any reference to the Index Figure applicable to a particular month shall, subject as provided in Condition 8, be construed as a reference to the Index Figure published in the Monthly Digest of Statistics in the seventh month prior to that particular month and relating to the month before that of publication.

     "Index Ratio" means the Index Figure applicable to any month divided by the Base Index Figure.

     "Rated Securities" means (a) the Bonds or (b) such other comparable unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more selected by the Issuer from time to time for the purpose of this definition with the approval of the Trustee and which possesses an investment grade rating (BBB-/ Baa3, or their respective equivalents for the time being, or better) by any Rating Agency (whether at the invitation of the Issuer or by its own volition).

     "Rating Agency" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any of its Subsidiaries and their successors or Moody's Investors Service, Inc. or any of its Subsidiaries and their successors or any rating agency substituted for either of them (or any permitted substitute of them) by the Issuer from time to time with the prior written approval of the Trustee.

     A "Rating Downgrading" shall, subject as provided in Condition 6@), be deemed to have occurred in respect of a Restructuring Event if the rating assigned to the Rated Securities by any Rating Agency which is current immediately prior to the occurrence of the Restructuring Event (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Ba1, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category (from BB+/Ba1 to BB/Ba2 or such similar lowering).

     "Reference Gilt" means the 2.50 per cent. Index-Linked Treasury Stock due 2020 for so long as such stock is in issue, and thereafter such Sterling obligation of the United Kingdom Government listed on the Official List maintained by the Financial Services Authority in its capacity as the UK Listing Authority and traded on the London Stock Exchange's market for listed securities whose duration most closely matches that of the Bonds on the date which is two business days prior to the date specified for Redemption in any notice given by the Issuer as the Trustee may from time to time determine to be appropriate on the advice of a gilt-edged market maker or other adviser selected by the Issuer and approved by the Trustee or, in the event that the Issuer fails to appoint such person within a reasonable period of time, such person as the Trustee in its sole discretion may determine to be the most appropriate (an "Indexation Adviser"), and for which purpose duration is calculated on the basis of the formula set out on page 119 of The Handbook of Fixed Income Securities Second Edition 1987, published by Dow Jones-Irwin.

     "Relevant Date" in respect of any payment means the date on which the payment becomes due but, if the full amount of the moneys payable has not been received by the Principal Paying Agent or by the

Trustee on or prior to such due date, it means the date on which the full amount of such moneys has been so received and notice to that effect has been given to the Bondholders in accordance with Condition 15.

     "Restructuring Event" means the occurrence of any one or more of the following events:

(a) (i) the Secretary of State for Trade and Industry or any official succeeding to his functions gives the Issuer written notice of revocation of the Electricity Transmission Licence in accordance with the terms as to revocation set out in Schedule 2 of the Electricity Transmission Licence, such revocation to become effective not later than 27 July 2020 or (ii) the Issuer agrees in writing with the Secretary of State for Trade and Industry or any official succeeding to his functions to any revocation or surrender of the Electricity Transmission Licence or (iii) any legislation (whether primary or subordinate) is enacted terminating or revoking the Electricity Transmission Licence; or

(b) any modification is made to the terms and conditions of the Electricity Transmission Licence other than such a modification which the Trustee, in its opinion, considers to be not materially prejudicial to the interests of the Bondholders and has so confirmed in writing to the Issuer; or

(c) any legislation (whether primary or subordinate) is enacted removing, reducing or qualifying the duties or powers of the Secretary of State for Trade and Industry or any official succeeding to his functions and/or the Gas and Electricity Markets Authority under Section 3A of the Electricity Act as compared with those in effect on 27 July 2001 other than such legislation which the Trustee, in its opinion, considers to be not materially prejudicial to the interests of the Bondholders and has so confirmed in writing to the Issuer.

     "Restructuring Period" means

(a) if at the time at which the Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which a Restructuring Event occurs or such longer period in which the Rated Securities are under consideration (announced publicly within such 90 day period) for rating review by a Rating Agency; or

(b) if at the time at which a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which a Restructuring Event occurs and ending on the day 90 days following the date on which a Negative Certification (as defined in Condition 6(a)) shall have been given to the Issuer in respect of that Restructuring Event.

     "Subsidiary," means a subsidiary within the meaning of Section 736 of the Companies Act 1985 and "Subsidiaries" shall be construed accordingly.

4    INTEREST

     The Bonds bear interest (calculated in accordance with the Actual/Actual ISMA Day Count Convention) (adjusted for indexation in accordance with Condition
7) on their principal amount outstanding from, and including, 27 July 2001 (the "Closing Date") at the rate of 3.806 per cent. per annum payable semi-annually in arrear on 27 January and 27 July in each year (each an "Interest Payment Date"). Each Bond will cease to bear interest from the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused. In such event, it shall continue to bear interest at the aforesaid rate (both before and after judgment) until, but excluding, whichever is the earlier of (i) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder and (ii) the seventh day after the Trustee or the Principal Paying Agent has notified Bondholders in accordance with Condition 15 of receipt of all sums due in respect of all the Bonds up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holders as provided in these Conditions). Where interest is to be calculated in respect of a period which is shorter than an Interest Period it shall be calculated on the basis of the actual number of days in the relevant period from (and including) the first day of such period to (but excluding) the last day of such period, divided by the number of days in the Interest Period in which the relevant period falls (including the first such day but excluding the last). The period beginning on the Closing Date and ending on the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is called an "Interest Period".

5    REDEMPTION AND PURCHASE

(a)  Final Redemption

     Unless previously redeemed or purchased and cancelled, the Bonds will be redeemed at their principal amount (adjusted for indexation in accordance with Condition 7) on 27 July 2020.

(b)  Redemption for Taxation Reasons

     If, immediately prior to the giving of the notice referred to below, the Issuer satisfies the Trustee that, as a result of any amendment to or change in the laws or regulations of the United Kingdom or of any political subdivision thereof or any authority therein or thereof having power to tax or any change in the official or generally accepted interpretation or application of such laws or regulations in each case which becomes effective on or after the Closing Date, the Issuer has or will on the next Interest Payment Date become obliged to pay any additional amounts in accordance with Condition 10 (and such amendment or change has been evidenced by the delivery by the Issuer to the Trustee (who shall, in the absence of manifest error, accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by two directors of the Issuer on behalf of the Issuer stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective) and describing the facts leading thereto and stating that such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective)), the Issuer may (having given not less than 30 and not more than 90 days' notice to the Trustee and to the Bondholders in accordance with Condition 15) redeem all, but not some only, of the Bonds at their principal amount, together with interest accrued (each as adjusted for indexation as provided in Condition 7) up to, but excluding, the date fixed for such redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be required to pay such additional amounts were a payment in respect of the Bonds then due.

(c)  Redemption at the Option of the Issuer

     If, at any time, the principal amount outstanding of the Bonds is 10 per cent. or less of the original principal amount of the Bonds, the Issuer may (having given not less than 30 and not more than 90 days' notice to the Trustee and to the Bondholders in accordance with Condition 15) redeem all, but not some only, of the Bonds at their principal amount, together with interest accrued (in each case adjusted for indexation as provided in Condition 7) up to, but excluding, the date fixed for such redemption.

(d)  Redemption for Index Reasons

     If either (i) the Index Figure for three consecutive months is required to be determined on the basis of an Index Figure previously published as provided in Condition 8(b)(ii) and the Trustee has been notified by the Principal Paying Agent that publication of the Index has ceased or (ii) notice is published by Her Majesty's Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to holders of the Reference Gilt, and (in either case) no amendment or substitution of the Index shall have been advised by the Indexation Adviser (as defined above) to the Issuer and such circumstances are continuing, having given not more than 60 nor less than 30 days' notice to Bondholders in accordance with Condition 15, the Issuer may redeem all, but not some only, of the Bonds at their principal amount together with interest accrued up to and including the date of redemption (in each case adjusted for indexation as provided in Condition 7), the Index Ratio for this purpose being that applicable to the month in which redemption takes place.

(e)  Purchase

     The Issuer or any of its Subsidiaries may, subject to any relevant laws or regulations, at any time purchase Bonds (with or without all unmatured Coupons relating thereto being surrendered therewith) at any price in the open market or by private treaty. If purchases are made by tender, tenders must be available to all Bondholders alike.

(f)  Cancellation

     All Bonds redeemed pursuant to any of the foregoing provisions will be cancelled forthwith together with all unmatured Coupons attached thereto or surrendered therewith and may not be reissued or resold. Any Bonds purchased pursuant to Condition 5(e) or Condition 6 may, at the option of the Issuer, be held or may be surrendered to a Paying Agent for cancellation, but may not be resold.

6    REDEMPTION AT THE OPTION OF THE BONDHOLDERS

     (a) Redemption following a Restructuring Event

     If, at any time while any of the Bonds remains outstanding, a Restructuring Event occurs and, within the Restructuring Period, either:

     (i) if at the time at which the relevant Restructuring Event occurs there are Rated Securities, a Rating Downgrading in respect of that Restructuring Event also occurs; or

     (ii) if at such time there are no Rated Securities, the Issuer is unable as a result of such Restructuring Event to obtain a rating of the Bonds or of any other comparable unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more from a Rating Agency of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being) (a "Negative Rating Event"), which rating the Issuer shall use all reasonable endeavours to obtain, and in any such case such Restructuring Event is certified in writing by an independent financial adviser appointed by the Issuer and approved by the Trustee (or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of such Restructuring Event, appointed by the Trustee (following consultation with the Issuer)) as being in its opinion materially prejudicial to the interests of the Bondholders (a "Negative Certification") (that Restructuring Event and the relevant Rating Downgrading or, as the case may be, Negative Rating Event and, in each case, the Negative Certification together constituting a "Put Event"), then (unless at any time the Issuer shall have given a notice under Condition 5(b)) or 5(c) or 5(d)) the holder of each Bond will have the right, upon the giving of a Put Event Notice (as defined below), to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Bond on the Put Date (as defined below) at its principal amount together with interest (if any) accrued up to, but excluding, the Put Date (in each case adjusted for indexation as provided in Condition 7). Any certification by an independent financial adviser as aforesaid as to whether or not, in its opinion, any Restructuring Event is materially prejudicial to the interests of the Bondholders shall, in the absence of manifest error, be conclusive and binding upon the Issuer, the Trustee, the Bondholders and the Couponholders.

(b)  Rating Downgrading or Negative Rating Event

     A Rating Downgrading or a Negative Rating Event shall be deemed not to have occurred in respect of or as a result of a Restructuring Event if the Rating Agency making the relevant reduction in rating or declining to assign a rating of at least investment grade as provided in these Conditions does not announce or publicly confirm or otherwise inform the Trustee that the reduction or declining was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.

(c)  Put Event Notice

     Promptly upon the Issuer becoming aware that a Put Event has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding shall, give notice (a "Put Event Notice") to the Bondholders in accordance with Condition 15 specifying the nature of the Put Event and the procedure for exercising the right described herein.

(d)  Procedure

     To exercise the right to require redemption or, as the case may be, purchase by the Issuer or by a purchaser procured by it of a Bond under this Condition, the Bondholder must deliver such Bond on any business day (as defined in Condition 9) falling within the period (the "Put Period") of 45 days after the date of a Put Event Notice at the specified office of any Paying Agent, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account with a bank in London to which payment is to be made under this Condition. The Paying Agent to which such Bond and Put Notice are delivered shall issue to the Bondholder concerned a non-transferable receipt in respect of the Bond so delivered. Payment in respect of any Bond so delivered shall be made, if the holder duly specified a bank account in the Put Notice to which payment is to be made, on the day (the "Put Date") being the fourteenth day after the date of expiry of the Put Period by transfer to that bank account and in every other case on or after the Put Date against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent. A Put Notice, once delivered, shall be irrevocable and the Issuer shall redeem or, as the case may be, purchase (or procure the purchase

     of) all Bonds delivered on the applicable Put Date. For the purposes of the Terms and Conditions and the Trust Deed, receipts issued pursuant to this Condition shall be treated as if they were Bonds.

(e)  Trustee

     The Trust Deed provides that the Trustee will not be bound to take any steps to ascertain whether a Restructuring Event or a Put Event or any event which could lead to the occurrence of or, together with other events, constitute a Restructuring Event or a Put Event has occurred and that, until it shall have express notice to the contrary, the Trustee will be entitled to assume that no Restructuring Event or Put Event and no such other event has occurred.

7    INDEXATION

     Each payment of principal and interest in respect of the Bonds shall be the amount provided in or determined in accordance with the foregoing Conditions, multiplied by the Index Ratio applicable to the month in which such payment falls to be made and rounded to four decimal places (0.00005 being rounded upwards).

8    CHANGES IN CIRCUMSTANCES AFFECTING THE INDEX

     (a)  Change in base

          If at any time and from time to time the Index shall be changed by the substitution of a new base therefor, then with effect from the calendar month from and including that in which such substitution takes effect:

          (i) the definition of Index and Index Figure in Condition 3 shall be deemed to refer to the new date or month in substitution for January 1987 (or, as the case may be, to such other date or month as may have been substituted therefor); and

          (ii) the new Base Index Figure shall be the product of the existing Base Index Figure (being at the Closing Date 172.1) and the Index Figure immediately following such substitution, divided by the Index Figure immediately prior to such substitution.

     (b)  Delay in publication of Index

          If and other than in circumstances which then appear to fall within Condition 8(c), the Index Figure which is normally published in the Monthly Digest of Statistics in the seventh month and which relates to the eighth month (the "relevant month") before the month in which a payment is due to be made in respect of the Bonds is not published on or before the fourteenth business day before the date (the "date for payment") on which such payment is due, the Index Figure applicable to the month in which the date of payment falls shall be:

          (i) such substitute index figure (if any) as the Trustee considers to have been published by the Bank of England for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser; or

          (ii) if a determination of the Index Figure is not determined pursuant to Condition 8(b)(i), the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 8(b)(i)) before the date for payment.

          Where the above provisions of this Condition 8(b) apply, any determination as to the Index Figure applicable to the month in which the date for payment falls made in accordance with such provisions and any selection by an Indexation Adviser pursuant to Condition 8(b)(i) shall be conclusive and binding on the Issuer, the Trustee, the Bondholders and the Couponholders. If, an Index Figure having been determined pursuant to Condition 8(b)(i) and applied to the month in which the date of payment falls, the Index Figure relating to the relevant month is subsequently published while a Bond is still outstanding, then:

          (i) in relation to a payment of interest in respect of such Bond other than upon redemption of such Bond the interest next payable after the date of such subsequent publication shall be increased or reduced by an amount equal to (respectively) the shortfall or excess of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 8(b)(ii), below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth business day before the date for payment; and

          (ii) in relation to a payment of principal or interest upon redemption of such Bond, no subsequent adjustment to amounts paid will be made.


     (c)  Cessation of or fundamental changes to the Index

          (i) If the Trustee has been notified by the Principal Paying Agent that (a) the Index has ceased to be published or (b) any change is made to the coverage or the basic calculation of the Index which constitutes a fundamental change which would, in the opinion of the Trustee acting solely on the advice of an Indexation Adviser, be materially prejudicial to the interests of the Bondholders, the Trustee will give written notice of such occurrence to the Issuer, and the Issuer and the Trustee together shall seek to agree for the purpose of the Bonds one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Bondholders in no better and no worse a position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made.

          (ii) If the Issuer and the Trustee fail to reach agreement as mentioned above within 20 business days following the giving of notice as mentioned in paragraph (c)(i)(a), a bank or other person in London shall be appointed by the Issuer with the approval of the Trustee, or, failing agreement on and the making of such appointment within 20 business days following the expiry of the 20 business day period referred to above, by the Trustee (in each case, such bank or other person so appointed being referred to as the "Expert"), to determine for the purpose of the Bonds one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Bondholders in no better and no worse a position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of the Issuer and the Trustee in connection with such appointment shall be borne by the Issuer. In this Condition 8 business day means any day on which commercial banks and foreign exchange markets are open for business in London.

          (iii) The Index shall be adjusted or replaced by a substitute index as agreed by the Issuer and the Trustee or as determined by the Expert pursuant to the foregoing paragraphs, as the case may be, and references in these Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Issuer and the Trustee agree. Such amendments shall be effective from the date of such notification and shall be binding upon the Issuer, the Trustee, the Bondholders and the Couponholders, and the Issuer shall give notice to the Bondholders in accordance with Condition 15 of such amendments as promptly as practicable following such notification.


9    PAYMENTS

(a)  Principal and Interest in Respect of the Bonds

     Payments of principal and interest in respect of the Bonds will be made against presentation and surrender (or, in the case of a partial payment, endorsement) of Bonds or (as the case may be) the appropriate Coupons save that if the due date for redemption of a Bond is not an Interest Payment Date, accrued interest will be paid against presentation of the relevant Bond at the specified office of any Paying Agent by sterling cheque drawn on, or by transfer to a sterling account maintained by the payee with, a bank in London. Payments of interest due in respect of any Bond other than on presentation and surrender of matured Coupons shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant Bond.

(b)  Payment Subject to Fiscal Laws

     All payments are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition
     10. No commissions or expenses shall be charged to the Bondholders or Couponholders in respect of such payments.

(c)  Payments on Business Days

     If the due date for payment of any amount on any Bond or Coupon is not a business day (as defined below), then the holder thereof will not be entitled to payment of such amount until the next following business day and will not be entitled to any further interest or other payment in respect of such postponement. In these Conditions, "business day" means any day on which banks are open for business in London and in the place of the specified office of the Paying Agent at which the Bond or Coupon is presented for payment.

(d)  Paying Agents

     The initial Principal Paying Agent is Citibank, N.A. and the other initial Paying Agent and their respective initial specified offices are set out at the end of these Conditions. The Issuer may at any time (subject to the prior approval of the Trustee) vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain (i) a Principal Paying Agent, (ii) Paying Agents having specified offices in at least two major European cities approved by the Trustee (including London, so long as the Notes are listed on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange's market for listed securities) and (iii) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to such Directive. Notice of any such termination or appointment and of any change in the specified office through which any Paying Agent acts will be given in accordance with Condition 15.

(e)  Surrender of Unmatured Coupons

     Each Bond should be presented for redemption (including exercise of the Bondholders' option pursuant to Condition 6) together with all relative unmatured Coupons (being Coupons which would otherwise fall due for payment after the relevant due date for redemption or, as the case may be, the Put
     Date) failing which, all unmatured Coupons shall become void.

10   TAXATION

     All payments by or on behalf of the Issuer in respect of the Bonds shall be made without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In such event the Issuer shall pay such additional amounts as may be necessary in order that the net amounts received by the holders of Bonds or Coupons after such deduction or withholding shall equal the amounts which would have been receivable by them had no such deduction or withholding been required, except that no additional amounts shall be payable in respect of any Bond or Coupon presented for payment:

(a) by or on behalf of a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Bond or Coupon by reason of his being connected with the United Kingdom otherwise than merely by the holding of the Bond or Coupon; or

(b) by or on behalf of a holder who would not be liable or subject to deduction or withholding by making a declaration of beneficial ownership of the Bond or Coupon and of non-residence or other similar claim for exemption to the relevant tax authority or to any relevant person; or

(c) more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on the last day of such period of 30 days on the assumption, if such is not the case, that such last day was a business day; or

(d) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26 - 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(e) by or on behalf of a Bondholder or a Couponholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond or Coupon to another Paying Agent in a Member State of the European Union.

     Any reference herein to the principal of and/or interest on the Bonds shall be deemed to include any additional amounts which may be payable under this Condition or under any obligations undertaken in addition hereto or in substitution herefor pursuant to the Trust Deed.

11   PRESCRIPTION

     Claims in respect of principal and interest shall be prescribed unless presentation for payment is made as required by Condition 9 within a period of 12 years in the case of principal and six years in the case of interest from the appropriate Relevant Date.

12   EVENTS OF DEFAULT

     The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders shall, subject in each case to its being indemnified to its satisfaction, (but, in the case of the happening of any of the events mentioned in sub-paragraphs (e) to (g) inclusive, other than default in the performance or observance of any of the provisions of Conditions 5, 6 and 9 or the appointment of an administrative or other receiver of the whole of the undertaking or assets of the Issuer, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Bondholders) give notice to the Issuer that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at their principal amount, together with accrued interest (in each case adjusted for indexation in accordance with Condition 7), the Index Ratio for such purpose being that applicable to the month in which the Bonds become due and repayable takes place (as provided in the Trust Deed), if any of the following events shall occur:

(a) if default is made in the payment of any principal or interest in respect of the Bonds or any of them and such default continues for 15 days or more; or

(b) if an order is made or an effective resolution passed for the winding-up of, or an administration order is made in relation to, the Issuer (except for the purposes of a reconstruction or amalgamation upon terms and within such a period as may previously have been approved in writing by the Trustee); or

(c) if the Issuer stops or threatens to stop payment (except for the purposes of a reconstruction or amalgamation upon terms and within such a period as may previously have been approved in writing by the Trustee); or

(d) if (i) any other present or future Relevant Indebtedness of the Issuer becomes due and payable prior to its stated maturity by reason of any actual event of default, or (ii) any such Relevant Indebtedness is not paid when due or, as the case may be, within any applicable grace period, provided that the aggregate amount of the Relevant Indebtedness in respect of which one or more of the events mentioned above in this paragraph (d) have occurred equals or exceeds (pound)40,000,000.

     For the purposes of this Condition, "Relevant Indebtedness" means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange.

(e) if an encumbrancer takes possession or an administrative or other receiver is appointed of the whole or any part which in the opinion of the Trustee is material of the undertaking or assets of the Issuer or if a distress, execution or any similar proceeding is levied or enforced upon or sued out against, in the opinion of the Trustee, a substantial part of the chattels or property of the Issuer and in any such case is not removed, paid out or discharged within 21 days (or such longer period as the Trustee may approve); or

(f) if the Issuer is unable to pay its debts as they fall due or has any voluntary arrangement proposed in relation to it under Section 1 of the Insolvency Act 1986 or enters into any scheme of arrangement with its creditors (other than for the purpose of reconstruction or amalgamation upon terms and within such a period as may previously have been approved in writing by the Trustee); or

(g) if default is made by the Issuer in the performance or observance of any obligation, covenant, condition or provision binding on it under the Bonds or the Trust Deed (other than any obligation for the payment of any principal or interest in respect of the Bonds) and, except where, in the opinion of the Trustee, such default is not capable of remedy (in which case the Bonds will become due and repayable subject to, and immediately upon, the Trustee certifying and giving notice as aforesaid), such default continues for 45 days (or such longer period as the Trustee may approve) after written notice by the Trustee to the Issuer specifying such default and requiring the same to be remedied.

13   ENFORCEMENT

     At any time after the Bonds become due and payable, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed, the Bonds and the Coupons, but it shall not be bound to take any such proceedings unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Bondholders holding at least one-quarter in principal amount of the Bonds then outstanding and (ii) it shall have been indemnified to its satisfaction. No Bondholder or Couponholder may proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable period and such failure shall be continuing.

14 REPLACEMENT OF BONDS AND COUPONS

     If any Bond or Coupon is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Paying Agent in London, subject to all applicable laws and the requirements of any applicable stock exchange or other relevant authority, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.

15   NOTICES

     Notices to holders of Bonds will be valid if published in an English language leading daily newspaper having general circulation in the United Kingdom (which is expected to be the Financial Times) or, if in the opinion of the Trustee such publication is not practicable, in another English language leading daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the first date on which publication is made. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to Bondholders in accordance with this Condition.

16   TRANSFER OF ELECTRICITY TRANSMISSION LICENCE

     The Issuer has covenanted in the Trust Deed that it will not transfer or consent to the transfer of its rights as holder of the Electricity Transmission Licence to any other person unless (i) that other person guarantees all amounts payable under the Bonds, the Coupons and the Trust Deed or a trust deed is executed or some other form of undertaking is given by such other person in form and manner satisfactory to the Trustee agreeing to be bound by the Bonds, the Coupons and the Trust Deed; (ii) consequential amendments are made to Conditions 6 and 12 so that the events referred to therein are applicable to such other person as well as, in the case of Condition 12, to the Issuer; and (iii) the Trustee is satisfied that the interests of the Bondholders will not be materially prejudiced thereby.

17   MEETINGS OF BONDHOLDERS, MODIFICATION, WAIVER, REDENOMINATION AND
     SUBSTITUTION

     The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the modification of any of these Conditions or any provisions of the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons present holding or representing a clear majority in principal amount of the Bonds for the time being outstanding or, at any adjourned meeting, one or more persons present being or representing Bondholders whatever the principal amount of the Bonds held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to postpone the dates for payment of principal on the Bonds or the dates on which interest is payable in respect of Bonds, (ii) to reduce or cancel the principal amount of, or interest on, the Bonds or to alter the method of calculating the amount of any payment in respect of the Bonds, (iii) to change the currency of payment of the Bonds or the Coupons (except where the Trustee is exercising its power to facilitate payment in Euro as set out in the paragraph below) or (iv) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Bondholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.

     The Trustee may agree, without the consent of the Bondholders or Couponholders, to (i) any modification of any of these Conditions or any provisions of the Trust Deed which is of a formal, minor or technical nature or is made to correct a manifest error and (ii) any other modification (except as mentioned in the Trust Deed) of, and any waiver or authorisation of any breach or proposed breach of, any of these Conditions or any provisions of the Trust Deed which is in the opinion of the Trustee not materially prejudicial to the interests of the Bondholders. The Trustee may agree, without the consent of the Bondholders or Couponholders, on or after the Specified Date (as defined below), to such modifications to the Bonds and the Trust Deed in order to facilitate payment of interest in euro and redemption at the euro equivalent of the sterling principal amount of the Bonds (including indexation in respect thereof) and associated reconventioning, renominalisation and related matters as may be proposed by the Issuer (and confirmed by an independent financial institution approved by the Trustee to be in conformity with then applicable market conventions) provided that the Issuer shall be under no obligation to make any such proposals. For these purposes, "Specified Date" means the date on which the United Kingdom participates in the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community or otherwise participates in European Economic and Monetary Union in a similar manner. Any such modification, authorisation or waiver shall be binding on the Bondholders and the Couponholders and, if the Trustee so requires, any modification referred to above shall be notified by the Issuer to the Bondholders as soon as practicable in accordance with Condition 15.

     The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute under this Condition) as the principal debtor under the Bonds, the Coupons and the Trust Deed of any Subsidiary or any holding company of the Issuer, subject to (a) the Bonds being unconditionally and irrevocably guaranteed by the Issuer, (b) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution and (c) certain other conditions set out in the Trust Deed being complied with.

     In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, waiver, authorisation or substitution) the Trustee shall not have regard to the consequences of such exercise for individual Bondholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer or any other person, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders or Couponholders.


18   INDEMNIFICATION OF THC TRUSTEE

     The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee will be entitled to enter into business transactions with the Issuer and any of its Subsidiaries without accounting for any profit resulting therefrom.


19   FURTHER ISSUES

     The Issuer may from time to time without the consent of the Bondholders or Couponholders create and issue further bonds or notes either having the same Conditions as the Bonds in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding bonds or notes of any series (including the Bonds) or upon such terms as to interest, premium, redemption, ranking and otherwise as the Issuer may determine at the time of their issue. Any further bonds or notes forming a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other bonds or notes may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of bonds or notes of other series in certain circumstances where the Trustee so decides. In these Conditions, unless the context otherwise requires and subject to any provision to the contrary in the Trust Deed, the expression "Bonds" shall include any further bonds issued in accordance with this Condition and forming a single series with the Bonds.

20   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

21   GOVERNING LAW

     The Trust Deed, the Bonds and the Coupons are governed by, and will be construed in accordance with, English law.

                                USE OF PROCEEDS

     The net proceeds of the issue of the RPI Bonds, which are expected to amount to approximately (pound)198,680,000, will be used for general corporate purposes.

                              LPI BOND CONDITIONS

     The following, subject to alteration and amendment and save for the paragraphs in italics, are the terms and conditions of the LPI Bonds substantially in the form which will appear on the LPI Bonds in definitive form:

The issue of the (pound)40,000,000 3.589 per cent. Limited Retail Price Index-Linked Bonds due 2030 (the "Bonds") was authorised pursuant to resolutions of the Board of Directors of The National Grid Company plc (the "Issuer") passed on 11 June 2001 and resolutions of a duly authorised committee of the Board of Directors of the Issuer passed on 18 July 2001. The Bonds are constituted by the trust deed dated 27 July 2001 (the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust
Deed) as trustee for the holders of the Bonds (the "Bondholders"). The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed. The Bondholders and the holders (the "Couponholders") of the interest coupons relating to the Bonds (the "Coupons") (whether or not attached to the Bonds) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the paying agency agreement dated 27 July 2001 (the "Paying Agency Agreement") relating to the Bonds between the Issuer, the Trustee, Citibank, N.A. (the "Principal Paying Agent", which expression shall include any successor as principal paying agent under the Paying Agency Agreement) and the paying agent referred to below (such person being referred to together with the Principal Paying Agent as the "Paying Agents", which expression shall include their successors as paying agents under the Paying Agency Agreement), copies of each of which are available for inspection during normal office hours at the registered office for the time being of the Trustee (being at the date hereof at Fifth Floor, 100 Wood Street, London EC2V 7EX) and at the specified office of each of the Paying Agents.

1    FORM, DENOMINATION AND TITLE

     The Bonds are serially numbered and in bearer form in the denominations of (pound)1,000, (pound)10,000 and (pound)100,000 each with Coupons attached on issue. Bonds of one denomination may not be exchanged for Bonds of another denomination.

     Title to the Bonds and the Coupons will pass by delivery. In these Conditions, "Bondholder" and (in relation to a Bond or Coupon) "holder" mean the bearer of any Bond or Coupon, as the case may be. The holder of any Bond or Coupon will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder, and the Issuer, the Trustee and the Paying Agents shall not be required to obtain any proof thereof or as to the identity of such holder.

     The Bonds will be represented initially by a Temporary Global Bond. The Temporary Global Bond will be issued on 27 July 2001 and will be held by a common depositary for Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear" ) and Clearstream Banking, societe anonyme ("Clearstream Luxembourg") for credit, against payment, to the accounts designated by the relevant purchasers with Euroclear and Clearstream, Luxembourg. Interests in the Temporary Global Bond will be exchangeable on or after a date which is expected to be 4 September 2001 for interests in a Permanent Global Bond upon certification that the beneficial owners of the relevant Bonds are not (i) United States persons or (ii) persons who have acquired such Bonds for resale to or for the account of any United States person.

     The Permanent Global Bond will be exchangeable for Definitive Bonds in bearer form in the circumstances set out in it. See "Summary of Provisions relating to the Bonds while in Global Form".


     Definitive Bonds and Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code".

2    STATUS

     The Bonds and the Coupons constitute direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu without any preference among themselves and (save for such exceptions as are from time to time applicable under the laws of England and Wales) at least equally with all other present and future unsecured and unsubordinated obligations of the Issuer.

3    DEFINITIONS

     "Base Index Figure" means (subject to Condition 8(a)(ii)) 172.1.

     "Electricity Act" means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.

     "Electricity Transmission Licence" means the transmission licence, as subsequently amended from time to time, originally granted by the Secretary of State for Energy to the Issuer under the Electricity Act.

     "Group" means the Issuer and its Subsidiaries and "member of the Group" shall be construed accordingly.

     "Index" or "Index Figure" means, subject as provided in Conditions 5(d) and 8, the United Kingdom All Items RPI as published by the Office for National Statistics (January 1987 = 100) contained in the Monthly Digest of Statistics (or contained in any official publication substituted therefor) or any comparable index which may replace the Index for the purpose of calculating the amount payable on repayment of the Reference Gilt.

     Any reference to the Index Figure applicable to a particular month shall, subject as provided in Condition 8, be construed as a reference to the Index Figure published in the Monthly Digest of Statistics in the seventh month prior to that particular month and relating to the month before that of publication.

     "Index Ratio" means the Index Figure applicable to any month divided by the Base Index Figure provided that (i) if such ratio is greater than the Maximum Index Ratio, it shall be deemed to be equal to the Maximum Index Ratio and (ii) if such ratio is less than the Minimum Index Ratio, it shall be equal to the Minimum Index Ratio.

     "Maximum Index Ratio" means 5%.

     "Minimum Index Ratio" means 0%.

     "Rated Securities" means (a) the Bonds or (b) such other comparable unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more selected by the Issuer from time to time for the purpose of this definition with the approval of the Trustee and which possesses an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) by any Rating Agency (whether at the invitation of the Issuer or by its own volition).

     "Rating Agency" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., or any of its Subsidiaries and their successors or Moody's Investors Service, Inc. or any of its Subsidiaries and their successors or any rating agency substituted for either of them (or any permitted substitute of them) by the Issuer from time to time with the prior written approval of the Trustee.

     A "Rating Downgrading" shall, subject as provided in Condition 6(b), be deemed to have occurred in respect of a Restructuring Event if the rating assigned to the Rated Securities by any Rating Agency which is current immediately prior to the occurrence of the Restructuring Event (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Ba1, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category (from BB+/Ba1 to BB/Ba2 or such similar lowering).

     "Reference Gilt" means the 4.125 per cent. Index-Linked Treasury Stock due 2030 for so long as such stock is in issue, and thereafter such Sterling obligation of the United Kingdom Government listed on the Official List maintained by the Financial Services Authority in its capacity as the UK Listing Authority and traded on the London Stock Exchange's market for listed securities whose duration most closely matches that of the Bonds on the date which is two business days prior to the date specified for redemption in any notice given by the Issuer as the Trustee may from time to time determine to be appropriate on the advice of a gilt-edged market maker or other adviser selected by the Issuer and approved by the Trustee or, in the event that the Issuer fails to appoint such person within a reasonable period of time, such person as the Trustee in its sole discretion may determine to be the most appropriate (an "Indexation Adviser"), and for which purpose duration is calculated on the basis of the formula set out on page 119 of The Handbook of Fixed Income Securities Second Edition 1987, published by Dow Jones-Irwin.

     "Relevant Date" in respect of any payment means the date on which the payment becomes due but, if the full amount of the moneys payable has not been received by the Principal Paying Agent or by the Trustee on or prior to such due date, it means the date on which the full amount of such moneys has been so received and notice to that effect has been given to the Bondholders in accordance with Condition 15.

     "Restructuring Event" means the occurrence of any one or more of the following events:

     (a) (i) the Secretary of State for Trade and Industry or any official succeeding to his functions gives the Issuer written notice of revocation of the Electricity Transmission Licence in accordance with the terms as to revocation set out in Schedule 2 of the Electricity Transmission Licence, such revocation to become effective not later than 27 July 2030 or (ii) the Issuer agrees in writing with the Secretary of State for Trade and Industry or any official succeeding to his functions to any revocation or surrender of the Electricity Transmission Licence or (iii) any legislation (whether primary or subordinate) is enacted terminating or revoking the Electricity Transmission Licence; or


     (b) any modification is made to the terms and conditions of the Electricity Transmission Licence other than such a modification which the Trustee, in its opinion, considers to be not materially prejudicial to the interests of the Bondholders and has so confirmed in writing to the Issuer; or

     (c) any legislation (whether primary or subordinate) is enacted removing, reducing or qualifying the duties or powers of the Secretary of State for Trade and Industry or any official succeeding to his functions and/or the Gas and Electricity Markets Authority under Section 3A of the Electricity Act as compared with those in effect on 27 July 2001 other than such legislation which the Trustee, in its opinion, considers to be not materially prejudicial to the interests of the Bondholders and has so confirmed in writing to the Issuer.

     "Restructuring Period" means

     (a) if at the time at which the Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which a Restructuring Event occurs or such longer period in which the Rated Securities are under consideration (announced publicly within such 90 day period) for rating review by a Rating Agency; or

     (b) if at the time at which a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which a Restructuring Event occurs and ending on the day 90 days following the date on which a Negative Certification (as defined in Condition 6(a)) shall have been given to the Issuer in respect of that Restructuring Event.

     "Subsidiary," means a subsidiary within the meaning of Section 736 of the Companies Act 1985 and "Subsidiaries" shall be construed accordingly.


4    INTEREST

            The Bonds bear interest (calculated in accordance with the Actual/Actual ISMA Day Count Convention) (adjusted for indexation in accordance with Condition 7) on their principal amount outstanding from, and including, 27 July 2001 (the "Closing Date") at the rate of 3.589 per cent. per annum payable semi-annually in arrear on 27 January and 27 July in each year (each an "Interest Payment Date"). Each Bond will cease to bear interest from the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused. In such event, it shall continue to bear interest at the aforesaid rate (both before and after judgment) until, but excluding, whichever is the earlier of (i) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder and (ii) the seventh day after the Trustee or the Principal Paying Agent has notified Bondholders in accordance with Condition 15 of receipt of all sums due in respect of all the Bonds up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holders as provided in these Conditions). Where interest is to be calculated in respect of a period which is shorter than an Interest Period it shall be calculated on the basis of the actual number of days in the relevant period from (and including) the first day of such period to (but excluding) the last day of such period, divided by the number of days in the Interest Period in which the relevant period falls (including the first such day but excluding the last). The period beginning on the Closing Date and ending on the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is called an "Interest Period".

5    REDEMPTION AND PURCHASE

(a)  Final Redemption

     Unless previously redeemed or purchased and cancelled, the Bonds will be redeemed at their principal amount (adjusted for indexation in accordance with Condition 7) on 27 July 2030.

(b)  Redemption for Taxation Reasons

     If, immediately prior to the giving of the notice referred to below, the Issuer satisfies the Trustee that, as a result of any amendment to or change in the laws or regulations of the United Kingdom or of any political subdivision thereof or any authority therein or thereof having power to tax or any change in the official or generally accepted interpretation or application of such laws or regulations in each case which becomes effective on or after the Closing Date, the Issuer has or will on the next Interest Payment Date become obliged to pay any additional amounts in accordance with Condition 10 (and such amendment or change has been evidenced by the delivery by the Issuer to the Trustee (who shall, in the absence of manifest error, accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by two directors of the Issuer on behalf of the Issuer stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective) and describing the facts leading thereto and stating that such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective)), the Issuer may (having given not less than 30 and not more than 90 days' notice to the Trustee and to the Bondholders in accordance with Condition 15) redeem all, but not some only, of the Bonds at their principal amount, together with interest accrued (adjusted for indexation as provided in Condition 7) up to, but excluding, the date fixed for such redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be required to pay such additional amounts were a payment in respect of the Bonds then due.

(c)  Redemption at the Option of the Issuer

     If, at any time, the principal amount outstanding of the Bonds is 10 per cent. or less of the original principal amount of the Bonds, the Issuer may (having given not less than 30 and not more than 90 days' notice to the Trustee and to the Bondholders in accordance with Condition 15) redeem all, but not some only, of the Bonds at their principal amount, together with interest accrued (in each case adjusted for indexation as provided in Condition 7) up to, but excluding, the date fixed for such redemption.

(d)  Redemption for Index Reasons

     If either (i) the Index Figure for three consecutive months is required to be determined on the basis of an Index Figure previously published as provided in Condition 8(b)(ii) and the Trustee has been notified by the Principal Paying Agent that publication of the Index has ceased or (ii) notice is published by Her Majesty's Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to holders of the Reference Gilt, and (in either case) no amendment or substitution of the Index shall have been advised by the Indexation Adviser (as defined above) to the Issuer and such circumstances are continuing, having given not more than 60 nor less than 30 days' notice to Bondholders in accordance with Condition 15 the Issuer may redeem all, but not some only, of the Bonds at their principal amount together with interest accrued up to and including the date of redemption (in each case adjusted for indexation as provided in Condition 7), the Index Ratio for this purpose being that applicable to the month in which redemption takes place.

(e)  Purchase

     The Issuer or any of its Subsidiaries may, subject to any relevant laws or regulations, at any time purchase Bonds (with or without all unmatured Coupons relating thereto being surrendered therewith) at any price in the open market or by private treaty. If purchases are made by tender, tenders must be available to all Bondholders alike.

(f)  Cancellation

     All Bonds redeemed pursuant to any of the foregoing provisions will be cancelled forthwith together with all unmatured Coupons attached thereto or surrendered therewith and may not be reissued or resold. Any Bonds purchased pursuant to Condition 5(e) or Condition 6 may, at the option of the Issuer, be held or may be surrendered to a Paying Agent for cancellation, but may not be resold.

6    REDEMPTION AT THE OPTION OF THE BONDHOLDERS

(a)  Redemption following a Restructuring Event

     If, at any time while any of the Bonds remains outstanding, a Restructuring Event occurs and, within the Restructuring Period, either:

     (i) if at the time at which the relevant Restructuring Event occurs there are Rated Securities, a Rating Downgrading in respect of that Restructuring Event also occurs; or

     (ii) if at such time there are no Rated Securities, the Issuer is unable as a result of such Restructuring Event to obtain a rating of the Bonds or of any other comparable unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more from a Rating Agency of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being) (a "Negative Rating Event"), which rating the Issuer shall use all reasonable endeavours to obtain, and in any such case such Restructuring Event is certified in writing by an independent financial adviser appointed by the Issuer and approved by the Trustee (or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of such Restructuring Event, appointed by the Trustee (following consultation with the Issuer)) as being in its opinion materially prejudicial to the interests of the Bondholders (a "Negative Certification") (that Restructuring Event and the relevant Rating Downgrading or, as the case may be, Negative Rating Event and, in each case, the Negative Certification together constituting a "Put Event"), then (unless at any time the Issuer shall have given a notice under Condition 5(h) or 5(c) or 5(d)) the holder of each Bond will have the right, upon the giving of a Put Event Notice (as defined below), to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Bond on the Put Date (as defined below) at its principal amount together with interest (if any) accrued up to, but excluding, the Put Date (in each case adjusted for indexation as provided in Condition 7). Any certification by an independent financial adviser as aforesaid as to whether or not, in its opinion, any Restructuring Event is materially prejudicial to the interests of the Bondholders shall, in the absence of manifest error, be conclusive and binding upon the Issuer, the Trustee, the Bondholders and the Couponholders.

(b)  Rating Downgrading or Negative Rating Event

     A Rating Downgrading or a Negative Rating Event shall be deemed not to have occurred in respect of or as a result of a Restructuring Event if the Rating Agency making the relevant reduction in Rating or declining to assign a rating of at least investment grade as provided in these Conditions does not announce or publicly confirm or otherwise inform the Trustee that the reduction or Declining was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.


(c)  Put Event Notice

     Promptly upon the Issuer becoming aware that a Put Event has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding shall, give notice (a "Put Event Notice") to the Bondholders in accordance with Condition 15 specifying the nature of the Put Event and the Procedure for exercising the right described herein.

(d)  Procedure

     To exercise the right to require redemption or, as the case may be, purchase by the Issuer or by a Purchaser procured by it of a Bond under this Condition the Bondholder must deliver such Bond on any business day (as defined in Condition 9) falling within the period (the "Put Period") of 45 days after the date of a Put Event Notice at the specified office of any Paying Agent, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account with a bank in London to which payment is to be made under this Condition. The Paying Agent to which such Bond and Put Notice are delivered shall issue to the Bondholder concerned a non-transferable receipt in respect of the Bond so delivered. Payment in respect of any

     Bond so delivered shall be made, if the holder duly specified a bank account in the Put Notice to which payment is to be made, on the day (the "Put Date") being the fourteenth day after the date of expiry of the Put Period by transfer to that bank account and in every other case on or after the Put Date against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent. A Put Notice, once delivered, shall be irrevocable and the Issuer shall redeem or, as the case may be, purchase (or procure the purchase of) all Bonds delivered on the applicable Put Date. For the purposes of the Terms and Conditions and the Trust Deed, receipts issued pursuant to this Condition shall be treated as if they were Bonds.

(e)  Trustee

     The Trust Deed provides that the Trustee will not be bound to take any steps to ascertain whether a Restructuring Event or a Put Event or any event which could lead to the occurrence of or, together with other events, constitute a Restructuring Event or a Put Event has occurred and that, until it Shall have express notice to the contrary, the Trustee will be entitled to assume that no Restructuring Event or Put Event and no such other event has occurred.

7    INDEXATION

     Each payment of principal and interest in respect of the Bonds shall be the amount provided in or determined in accordance with the foregoing Conditions, multiplied by the Index Ratio applicable to the month in which such payment falls to be made and rounded to four decimal places (0.00005 being rounded upwards).

8    CHANGES IN CIRCUMSTANCES AFFECTING THE INDEX

     (a)  Change in base

          If at any time and from time to time the Index shall be changed by the substitution of a new base therefor, then with effect from the calendar month from and including that in which such substitution takes effect:

          (i) the definition of Index and Index Figure in Condition 3 shall be deemed to refer to the new date or month in substitution for January 1987 (or, as the case may be, to such other date or month as may have been substituted therefor); and

          (ii) the new Base Index Figure shall be the product of the existing Base Index Figure (being at the Closing Date 172.1) and the Index Figure immediately following such substitution, divided by the Index Figure immediately prior to such substitution.

     (b)  Delay in publication of Index

          If and other than in circumstances which then appear to fall within Condition 8(c), the Index Figure which is normally published in the Monthly Digest of Statistics in the seventh month and which relates to the eighth month (the "relevant month") before the month in which a payment is due to be made in respect of the Bonds is not published on or before the fourteenth business day before the date (the "date for payment") on which such payment is due, the Index Figure applicable to the month in which the date of payment falls shall be:

          (i) such substitute index figure (if any) as the Trustee considers to have been published by the Bank of England for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser; or

          (ii) if a determination of the Index Figure is not determined pursuant to Condition 8(b)(i), the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 8(b)(i)) before the date for payment.

          Where the above provisions of this Condition 8(b) apply, any determination as to the Index Figure applicable to the month in which the date for payment falls made in accordance with such provisions and any selection by an Indexation Adviser pursuant to Condition 8(b)(i) shall be conclusive and binding on the Issuer, the Trustee, the Bondholders and the Couponholders. If, an Index Figure having been determined pursuant to Condition 8(b)(i) and applied to the month in which the date of payment falls, the Index Figure relating to the relevant month is subsequently published while a Bond is still outstanding, then:

          (i) in relation to a payment of interest in respect of such Bond other than upon redemption of such Bond the interest next payable after the date of such subsequent publication shall be increased or reduced by an amount equal to (respectively) the shortfall or excess of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 8(b)(ii), below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth business day before the date for payment; and

          (ii) in relation to a payment of principal or interest upon redemption of such Bond, no subsequent adjustment to amounts paid will be made.


     (c)  Cessation of or fundamental changes to the Index

          (i) If the Trustee has been notified by the Principal Paying Agent that (a) the Index has ceased to be published or (b) any change is made to the coverage or the basic calculation of the Index which constitutes a fundamental change which would, in the opinion of the Trustee acting solely on the advice of an Indexation Adviser, be materially prejudicial to the interests of the Bondholders, the Trustee will give written notice of such occurrence to the Issuer, and the Issuer and the Trustee together shall seek to agree for the purpose of the Bonds one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Bondholders in no better and no worse a position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made.

          (ii) If the Issuer and the Trustee fail to reach agreement as mentioned above within 20 business days following the giving of notice as mentioned in paragraph (c)(i)(a), a bank or other person in London shall be appointed by the Issuer with the approval of the Trustee, or, failing agreement on and the making of such appointment within 20 business days following the expiry of the 20 business day period referred to above, by the Trustee (in each case, such bank or other person so appointed being referred to as the "Expert"), to determine for the purpose of the Bonds one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Bondholders in no better and no worse a position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of the Issuer and the Trustee in connection with such appointment shall be borne by the Issuer. In this Condition 8 business day means any day on which commercial banks and foreign exchange markets are open for business in London.

          (iii) The Index shall be adjusted or replaced by a substitute index as agreed by the Issuer and the Trustee or as determined by the Expert pursuant to the foregoing paragraphs, as the case may be, and references in these Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Issuer and the Trustee agree. Such amendments shall be effective from the date of such notification and shall be binding upon the Issuer, the Trustee, the Bondholders and the Couponholders, and the Issuer shall give notice to the Bondholders in accordance with Condition 15 of such amendments as promptly as practicable following such notification.


9    PAYMENTS

(a)  Principal and Interest in Respect of the Bonds

          Payments of principal and interest in respect of the Bonds will be made against presentation and surrender (or, in the case of a partial payment, endorsement) of Bonds or (as the case may be) the appropriate Coupons save that if the due date for redemption of a Bond is not an Interest Payment Date, accrued interest will be paid against presentation of the relevant Bond) at the specified office of any Paying Agent by sterling cheque drawn on, or by transfer to a sterling account maintained by the payee with, a bank in London. Payments of interest due in respect of any Bond other than on presentation and surrender of matured Coupons shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant Bond.

(b)  Payment Subject to Fiscal Laws

     All payments are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition
     10. No commissions or expenses shall be charged to the Bondholders or Couponholders in respect of such payments.

(c)  Payments on Business Days

     If the due date for payment of any amount on any Bond or Coupon is not a business day (as defined below), then the holder thereof will not be entitled to payment of such amount until the next following business day and will not be entitled to any further interest or other payment in respect of such postponement. In these Conditions, "business day" means any day on which banks are open for business in London and in the place of the specified office of the Paying Agent at which the Bond or Coupon is presented for payment.

(d)  Paying Agents

     The initial Principal Paying Agent is Citibank, N.A. and the other initial Paying Agent and their respective initial specified offices are set out at the end of these Conditions. The Issuer may at any time (subject to the prior approval of the Trustee) vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain (i) a Principal Paying Agent, (ii) Paying Agents having specified offices in at least two major European cities approved by the Trustee (including London, so long as the Notes are listed on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange's market for listed securities) and (iii) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26 - 27 November 2000 or any law implementing or complying with, or introduced in order to conform to such Directive. Notice of any such termination or appointment and of any change in the specified office through which any Paying Agent acts will be given in accordance with Condition 15.

(e)  Surrender of Unmatured Coupons

     Each Bond should be presented for redemption (including exercise of the Bondholders' option pursuant to Condition 6) together with all relative unmatured Coupons (being Coupons which would otherwise fall due for payment after the relevant due date for redemption or, as the case may be, the Put
     Date) failing which, all unmatured Coupons shall become void.

10   TAXATION

     All payments by or on behalf of the Issuer in respect of the Bonds shall be made without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In such event the Issuer shall pay such additional amounts as may be necessary in order that the net amounts received by the holders of Bonds or Coupons after such deduction or withholding shall equal the amounts which would have been receivable by them had no such deduction or withholding been required, except that no additional amounts shall be payable in respect of any Bond or Coupon presented for payment:

(a) by or on behalf of a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Bond or Coupon by reason of his being connected with the United Kingdom otherwise than merely by the holding of the Bond or Coupon; or

(b) by or on behalf of a holder who would not be liable or subject to deduction or withholding by making a declaration of beneficial ownership of the Bond or Coupon and of non-residence or other similar claim for exemption to the relevant tax authority or to any relevant person; or

(c) more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on the last day of such period of 30 days on the assumption, if such is not the case, that such last day was a business day; or

(d) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26 - 27 November 2000 or any law implementing or complying with, or introduced in order to conform to such Directive; or

     (e) by or on behalf of a Bondholder or a Couponholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond or Coupon to another Paying Agent in a Member State of the European Union.

     Any reference herein to the principal of and/or interest on the Bonds shall be deemed to include any additional amounts which may be payable under this Condition or under any obligations undertaken in addition hereto or in substitution herefor pursuant to the Trust Deed.

11   PRESCRIPTION

     Claims in respect of principal and interest shall be prescribed unless presentation for payment is made as required by Condition 9 within a period of 12 years in the case of principal and six years in the case of interest from the appropriate Relevant Date.

12   EVENTS OF DEFAULT

     The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders shall, subject in each case to its being Indemnified to its satisfaction, (but, in the case of the happening of any of the events mentioned in sub-paragraphs (e) to (g) inclusive, other than default in the performance or observance of any of the Provisions of Conditions 5, 6 and 9 or the appointment of an administrative or other receiver of the whole of the undertaking or assets of the Issuer, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Bondholders) give notice to the Issuer that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at their principal amount, together with accrued interest (in each case adjusted for indexation in accordance with Condition 7), and the Index Ratio for such purpose being that applicable to the month in which the Bonds become due and repayable takes place (as provided in the Trust Deed), if any of the following events shall occur:

(a) if default is made in the payment of any principal or interest in respect of the Bonds or any of them and such default continues for 15 days or more; or

(b) if an order is made or an effective resolution passed for the winding-up of, or an administration order is made in relation to, the Issuer (except for the purposes of a reconstruction or amalgamation upon terms and within such a period as may previously have been approved in writing by the Trustee); or

(c) if the Issuer stops or threatens to stop payment (except for the purposes of a reconstruction or amalgamation upon terms and within such a period as may previously have been approved in writing by the Trustee); or

(d) if (i) any other present or future Relevant Indebtedness of the Issuer becomes due and payable prior to its stated maturity by reason of any actual event of default, or (ii) any such Relevant Indebtedness is not paid when due or, as the case may be, within any applicable grace period, provided that the aggregate amount of the Relevant Indebtedness in respect of which one or more of the events mentioned above in this paragraph (d) have occurred equals or exceeds (pound)40,000,000.

     For the purposes of this Condition, "Relevant Indebtedness" means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange.

(e) if an encumbrancer takes possession or an administrative or other receiver is appointed of the whole or any part which in the opinion of the Trustee is material of the undertaking or assets of the Issuer or if a distress, execution or any similar proceeding is levied or enforced upon or sued out against, in the opinion of the Trustee, a substantial part of the chattels or property of the Issuer and in any such case is not removed, paid out or discharged within 21 days (or such longer period as the Trustee may approve); or

(f) if the Issuer is unable to pay its debts as they fall due or has any voluntary arrangement proposed in relation to it under Section 1 of the Insolvency Act 1986 or enters into any scheme of arrangement with its creditors (other than for the purpose of reconstruction or amalgamation upon terms and within such a period as may previously have been approved in writing by the Trustee); or

(g) if default is made by the Issuer in the performance or observance of any obligation, covenant, condition or provision binding on it under the Bonds or the Trust Deed (other than any obligation for the payment of any principal or interest in respect of the Bonds) and, except where, in the opinion of the Trustee, such default is not capable of remedy (in which case the Bonds will become due and repayable subject to, and immediately upon, the Trustee certifying and giving notice as aforesaid), such default continues for 45 days (or such longer period as the Trustee may approve) after written notice by the Trustee to the Issuer specifying such default and requiring the same to be remedied.

13   ENFORCEMENT

     At any time after the Bonds become due and payable, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed, the Bonds and the Coupons, but it shall not be bound to take any such proceedings unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Bondholders holding at least one-quarter in principal amount of the Bonds then outstanding and (ii) it shall have been indemnified to its satisfaction. No Bondholder or Couponholder may proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable period and such failure shall be continuing.

14   REPLACEMENT OF BONDS AND COUPONS

     If any Bond or Coupon is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Paying Agent in London, subject to all applicable laws and the requirements of any applicable stock exchange or other relevant authority, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.

15   NOTICES

     Notices to holders of Bonds will be valid if published in an English language leading daily newspaper having general circulation in the United Kingdom (which is expected to be the Financial Times) or, if in the opinion of the Trustee such publication is not practicable, in another English language leading daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the first date on which publication is made. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to Bondholders in accordance with this Condition.

16   TRANSFER OF ELECTRICITY TRANSMISSION LICENCE

     The Issuer has covenanted in the Trust Deed that it will not transfer or consent to the transfer of its rights as holder of the Electricity Transmission Licence to any other person unless (i) that other person guarantees all amounts payable under the Bonds, the Coupons and the Trust Deed or a trust deed is executed or some other form of undertaking is given by such other person in form and manner satisfactory to the Trustee agreeing to be bound by the Bonds, the Coupons and the Trust Deed; (ii) consequential amendments are made to Conditions 6 and 12 so that the events referred to therein are applicable to such other person as well as, in the case of Condition 12, to the Issuer; and (iii) the Trustee is satisfied that the interests of the Bondholders will not be materially prejudiced thereby.

17   MEETINGS OF BONDHOLDERS, MODIFICATION, WAIVER RE-DENOMINATION AND
     SUBSTITUTION

     The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the modification of any of these Conditions or any provisions of the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons present holding or representing a clear majority in principal amount of the Bonds for the time being outstanding or, at any adjourned meeting, one or more persons present being or representing Bondholders whatever the principal amount of the Bonds held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to postpone the dates for payment of principal on the Bonds or the dates on which interest is payable in respect of Bonds, (ii) to reduce or cancel the principal amount of, or interest on, the Bonds or to alter the method of calculating the amount of any payment in respect of the Bonds, (iii) to change the currency of payment of the Bonds or the Coupons (except where the Trustee is exercising its power to facilitate payment in Euro as set out in the paragraph below) or (iv) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Bondholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.

     The Trustee may agree, without the consent of the Bondholders or Couponholders, to (i) any modification of any of these Conditions or any provisions of the Trust Deed which is of a formal, minor or technical nature or is made to correct a manifest error and (ii) any other modification (except as mentioned in the Trust Deed) of, and any waiver or authorisation of any breach or proposed breach of, any of these Conditions or any provisions of the Trust Deed which is in the opinion of the Trustee not materially prejudicial to the interests of the Bondholders. The Trustee may agree, without the consent of the Bondholders or Couponholders, on or after the Specified Date (as defined below), to such modifications to the Bonds and the Trust Deed in order to facilitate payment of interest in euro and redemption at the euro equivalent of the sterling principal amount of the Bonds (including indexation in respect thereof) and associated reconventioning, renominalisation and related matters as may be proposed by the Issuer (and confirmed by an independent financial institution approved by the Trustee to be in conformity with then applicable market conventions) provided that the Issuer shall be under no obligation to make any such proposals. For these purposes, "Specified Date" means the date on which the United Kingdom participates in the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community or otherwise participates in European Economic and Monetary Union in a similar manner. Any such modification, authorisation or waiver shall be binding on the Bondholders and the Couponholders and, if the Trustee so requires, any modification referred to above shall be notified by the Issuer to the Bondholders as soon as practicable in accordance with Condition 15.

     The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute under this Condition) as the principal debtor under the Bonds, the Coupons and the Trust Deed of any Subsidiary or any holding company of the Issuer, subject to (a) the Bonds being unconditionally and irrevocably guaranteed by the Issuer, (b) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution and (c) certain other conditions set out in the Trust Deed being complied with. In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, waiver, authorisation or substitution) the Trustee shall not have regard to the consequences of such exercise for individual Bondholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer or any other person, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders or Couponholders.

18   INDEMNIFICATION OF THE TRUSTEE

     The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee will be entitled to enter into business transactions with the Issuer and any of its Subsidiaries without accounting for any profit resulting therefrom.

19   FURTHER ISSUES

     The Issuer may from time to time without the consent of the Bondholders or Couponholders create and issue further bonds or notes either having the same Conditions as the Bonds in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding bonds or notes of any series (including the Bonds) or upon such terms as to interest, premium, redemption, ranking and otherwise as the Issuer may determine at the time of their issue. Any further bonds or notes forming a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other bonds or notes may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of bonds or notes of other series in certain circumstances where the Trustee so decides. In these Conditions, unless the context otherwise requires and subject to any provision to the contrary in the Trust Deed, the expression "Bonds" shall include any further bonds issued in accordance with this Condition and forming a single series with the Bonds.

20   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

21   GOVERNING LAW

     The Trust Deed, the Bonds and the Coupons are governed by, and will be construed in accordance with, English law.

                                 USE OF PROCEEDS


      The net proceeds of the issue of the LPI Bonds, which are expected to amount to approximately (pound)39,750,000, will be used for general corporate purposes.

                           FIXED RATE BOND CONDITIONS


     The following, subject to alteration and amendment and save for the paragraphs in italics, are the terms and conditions of the Fixed Rate Bonds substantially in the form which will appear on the Fixed Rate Bonds in definitive form:

     The issue of the (pound)360,000,0006.50 per cent. Bonds due 2028 (the "Bonds") was authorised pursuant to resolutions of the Board of Directors of The National Grid Company plc (the "Issuer") passed on 11 June 2001 and resolutions of a duly authorised committee of the Board of Directors of the Issuer passed on 18 July 2001. The Bonds are constituted by the trust deed dated 27 July 2001 (the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.1.c. (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders of the Bonds (the "Bondholders"). The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed. The Bondholders and the holders (the "Couponholders") of the interest coupons relating to the Bonds (the "Coupons") (whether or not attached to the Bonds) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the paying agency agreement dated 27 July 2001 (the "Paying Agency Agreement") relating to the Bonds between the Issuer, the Trustee, Citibank, N.A. (the "Principal Paying Agent", which expression shall include any successor as principal paying agent under the Paying Agency Agreement) and the paying agent referred to below (such person being referred to together with the Principal Paying Agent as the "Paying Agents", which expression shall include their successors as paying agents under the Paying Agency Agreement), copies of each of which are available for inspection during normal office hours at the registered office for the time being of the Trustee (being at the date hereof at Fifth Floor, 100 Wood Street, London EC2V 7EX) and at the specified office of each of the Paying Agents.

1    FORM, DENOMINATION AND TITLE

     The Bonds are serially numbered and in bearer form in the denominations of (pound)1,000,(pound)10,000 and (pound)100,000 each with Coupons attached on issue. Bonds of one denomination may not be exchanged for Bonds of another denomination. Title to the Bonds and the Coupons will pass by delivery. In these Conditions, "Bondholder" and (in relation to a Bond or Coupon) "holder" mean the bearer of any Bond or Coupon, as the case may be. The holder of any Bond or Coupon will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder, and the Issuer, the Trustee and the Paying Agents shall not be required to obtain any proof thereof or as to the identity of such holder.

     The Bonds will be represented initially by a Temporary Global Bond. The Temporary Global Bond will be issued on 27 July 2001 and will be held by a common depositary for Euroclear Bank S.A./N. V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream Luxembourg") for credit, against payment, to the accounts designated by the relevant purchasers with Euroclear and Clearstream, Luxembourg. Interests in the Temporary Global Bond will be exchangeable on or after a date which is expected to be 4 September 2001 for interests in a Permanent Global Bond upon certification that the beneficial owners of the relevant Bonds are not (i) United States persons or (ii) persons who have acquired such Bonds for resale to or for the account of any United States person. The Permanent Global Bond will be exchangeable for Definitive Bonds in bearer form in the circumstances set out in it. See "Summary of Provisions relating to the Bonds while in Global Form". Definitive Bonds and Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code".

2    STATUS

     The Bonds and the Coupons constitute direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu without any preference among themselves and (save for such exceptions as are from time to time applicable under the laws of England and Wales) at least equally with all other present and future unsecured and unsubordinated obligations of the Issuer.

3    DEFINITIONS

     "Electricity Act" means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.

     "Electricity Transmission Licence" means the transmission licence, as subsequently amended from time to time, originally granted by the Secretary of State for Energy to the Issuer under the Electricity Act.

     "Group" means the Issuer and its Subsidiaries and "member of the Group" shall be construed accordingly.

     "Rated Securities" means (a) the Bonds or (b) such other comparable unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more selected by the Issuer from time to time for the purpose of this definition with the approval of the Trustee and which possesses an investment grade rating (BBB-/ Baa3, or their respective equivalents for the time being, or better) by any Rating Agency (whether at the invitation of the Issuer or by its own volition).

     "Rating Agency" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., or any of its Subsidiaries and their successors or Moody's Investors Service, Inc. or any of its Subsidiaries and their successors or any rating agency substituted for either of them (or any permitted substitute of them) by the Issuer from time to time with the prior written approval of the Trustee.

     A "Rating Downgrading" shall, subject as provided in Condition 6(b), be deemed to have occurred in respect of a Restructuring Event if the rating assigned to the Rated Securities by any Rating Agency which is current immediately prior to the occurrence of the Restructuring Event (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/ Bal, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category (from BB+/Bal to BB/Ba2 or such similar lowering).

     "Relevant Date" in respect of any payment means the date on which the payment becomes due but, if the full amount of the moneys payable has not been received by the Principal Paying Agent or by the Trustee on or prior to such due date, it means the date on which the full amount of such moneys has been so received and notice to that effect has been given to the Bondholders in accordance with Condition 13.

     "Restructuring Event" means the occurrence of any one or more of the following events:

(a) (i) the Secretary of State for Trade and Industry or any official succeeding to his functions gives the Issuer written notice of revocation of the Electricity Transmission Licence in accordance with the terms as to revocation set out in Schedule 2 of the Electricity Transmission Licence, such revocation to become effective not later than 27 July 2028 or (ii) the Issuer agrees in writing with the Secretary of State for Trade and Industry or any official succeeding to his functions to any revocation or surrender of the Electricity Transmission Licence or (iii) any legislation (whether primary or subordinate) is enacted terminating or revoking the Electricity Transmission Licence; or


(b) any modification is made to the terms and conditions of the Electricity Transmission Licence other than such a modification which the Trustee, in its opinion, considers to be not materially prejudicial to the interests of the Bondholders and has so confirmed in writing to the Issuer; or

(c) any legislation (whether primary or subordinate) is enacted removing, reducing or qualifying the duties or powers of the Secretary of State for Trade and Industry or any official succeeding to his functions and/or the Gas and Electricity Markets Authority under Section 3A of the Electricity Act as compared with those in effect on 27 July 2001 other than such legislation which the Trustee, in its opinion, considers to be not materially prejudicial to the interests of the Bondholders and has so confirmed in writing to the Issuer.

     "Restructuring Period" means

(a) if at the time at which the Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which a Restructuring Event occurs or such longer period in which the Rated Securities are under consideration (announced publicly within such 90 day period) for rating review by a Rating Agency; or

(b) if at the time at which a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which a Restructuring Event occurs and ending on the day 90 days following the date on which a Negative Certification (as defined in Condition 6(a)) shall have been given to the Issuer in respect of that Restructuring Event.


     "Subsidiary," means a subsidiary within the meaning of Section 736 of the Companies Act 1985 and "Subsidiaries" shall be construed accordingly.

4    INTEREST

     The Bonds bear interest (calculated in accordance with the Actual/Actual ISMA Day Count Convention) on their principal amount outstanding from, and including, 27 July 2001 (the "Closing Date") at the rate of 6.50 per cent. per annum payable annually in arrear on 27 July in each year (each an "Interest Payment Date"). Each Bond will cease to bear interest from the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused. In such event, it shall continue to bear interest at the aforesaid rate (both before and after judgment) until, but excluding, whichever is the earlier of (i) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder and (ii) the seventh day after the Trustee or the Principal Paying Agent has notified Bondholders in accordance with Condition 13 of receipt of all sums due in respect of all the Bonds up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holders as provided in these Conditions). Where interest is to be calculated in respect of a period which is shorter than an Interest Period it shall be calculated on the basis of the actual number of days in the relevant period from (and including) the first day of such period to (but excluding) the last day of such period, divided by the number of days in the Interest Period in which the relevant period falls (including the first such day but excluding the last). The period beginning on the Closing Date and ending on the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is called an "Interest Period".

5    REDEMPTION AND PURCHASE

(a)  Final Redemption

     Unless previously redeemed or purchased and cancelled, the Bonds will be redeemed at their principal amount on 27 July 2028.

(b)  Redemption for Taxation Reasons

     If, immediately prior to the giving of the notice referred to below, the Issuer satisfies the Trustee that, as a result of any amendment to or change in the laws or regulations of the United Kingdom or of any political subdivision thereof or any authority therein or thereof having power to tax or any change in the official or generally accepted interpretation or application of such laws or regulations in each case which becomes effective on or after the Closing Date, the Issuer has or will on the next Interest Payment Date become obliged to pay any additional amounts in accordance with Condition 8 (and such amendment or change has been evidenced by the delivery by the Issuer to the Trustee (who shall, in the absence of manifest error, accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by two directors of the Issuer on behalf of the Issuer stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective) and describing the facts leading thereto and stating that such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective)), the Issuer may (having given not less than 30 and not more than 90 days' notice to the Trustee and to the Bondholders in accordance with Condition 13) redeem all, but not some only, of the Bonds at their principal amount, together with interest accrued up to, but excluding, the date fixed for such redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be required to pay such additional amounts were a payment in respect of the Bonds then due.

(c)  Redemption at the Option of the Issuer

     If, at any time, the principal amount outstanding of the Bonds is 10 per cent. or less of the original principal amount of the Bonds, the Issuer may (having given not less than 30 and not more than 90 days' notice to the Trustee and to the Bondholders in accordance with Condition 13) redeem all, but not some only, of the Bonds at their principal amount, together with interest accrued up to, but excluding, the date fixed for such redemption.

(d)  Purchase

     The Issuer or any of its Subsidiaries may, subject to any relevant laws or regulations, at any time Purchase Bonds (with or without all unmatured Coupons relating thereto being surrendered therewith) at Any price in the open market or by private treaty. If purchases are made by tender, tenders must be available to all Bondholders alike.

(e)  Cancellation

     All Bonds redeemed pursuant to any of the foregoing provisions will be cancelled forthwith together with all unmatured Coupons attached thereto or surrendered therewith and may not be reissued or resold. Any Bonds purchased pursuant to Condition 5(d) or Condition 6 may, at the option of the Issuer, be held or may be surrendered to a Paying Agent for cancellation, but may not be resold.

6    REDEMPTION AT THE OPTION OF THE BONDHOLDERS

(a)  Redemption following a Restructuring Event

     If, at any time while any of the Bonds remains outstanding, a Restructuring Event occurs and, within the Restructuring Period, either:

     (i) if at the time at which the relevant Restructuring Event occurs there are Rated Securities, a Rating Downgrading in respect of that Restructuring Event also occurs; or

     (ii) if at such time there are no Rated Securities, the Issuer is unable as a result of such Restructuring Event to obtain a rating of the Bonds or of any other comparable unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more from a Rating Agency of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being) (a "Negative Rating Event"), which rating the Issuer shall use all reasonable endeavours to obtain, and in any such case such Restructuring Event is certified in writing by an independent financial adviser appointed by the Issuer and approved by the Trustee (or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of such Restructuring Event, appointed by the Trustee (following consultation with the Issuer)) as being in its opinion materially prejudicial to the interests of the Bondholders (a "Negative Certification") (that Restructuring Event and the relevant Rating Downgrading or, as the case may be, Negative Rating Event and, in each case, the Negative Certification together constituting a "Put Event"), then (unless at any time the Issuer shall have given a notice under Condition 5(b)) or 5(c)) the holder of each Bond will have the right, upon the giving of a Put Event Notice (as defined below), to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Bond on the Put Date (as defined below) at its principal amount together with interest (if any) accrued up to, but excluding, the Put Date. Any certification by an independent financial adviser as aforesaid as to whether or not, in its opinion, any Restructuring Event is materially prejudicial to the interests of the Bondholders shall, in the absence of manifest error, be conclusive and binding upon the Issuer, the Trustee, the Bondholders and the Couponholders.

(b)  Rating Downgrading or Negative Rating Event

     A Rating Downgrading or a Negative Rating Event shall be deemed not to have occurred in respect of or as a result of a Restructuring Event if the Rating Agency making the relevant reduction in rating or declining to assign a rating of at least investment grade as provided in these Conditions does not announce or publicly confirm or otherwise inform the Trustee that the reduction or declining was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.

(c)  Put Event Notice

     Promptly upon the Issuer becoming aware that a Put Event has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding shall, give notice (a "Put Event Notice") to the Bondholders in accordance with Condition 13 specifying the nature of the Put Event and the procedure for exercising the right described herein.

(d)  Procedure

     To exercise the right to require redemption or, as the case may be, purchase by the Issuer or by a purchaser procured by it of a Bond under this Condition the Bondholder must deliver such Bond on any business day (as defined in Condition 7) falling within the period (the "Put Period") of 45 days after the date of a Put Event Notice at the specified office of any Paying Agent, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account with a bank in London to which payment is to be made under this Condition. The Paying Agent to which such Bond and Put Notice are delivered shall issue to the Bondholder concerned a non-transferable receipt in respect of the Bond so delivered. Payment in respect of any Bond so delivered shall be made, if the holder duly specified a bank account in the Put Notice to which payment is to be made, on the day (the "Put Date") being the fourteenth day after the date of expiry of the Put Period by transfer to that bank account and in every other case on or after the Put Date against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent. A Put Notice, once delivered, shall be irrevocable and the Issuer shall redeem or, as the case may be, purchase (or procure the purchase of) all Bonds delivered on the applicable Put Date. For the purposes of the Terms and Conditions and the Trust Deed, receipts issued pursuant to this Condition shall be treated as if they were Bonds.

(e)  Trustee

     The Trust Deed provides that the Trustee will not be bound to take any steps to ascertain whether a Restructuring Event or a Put Event or any event which could lead to the occurrence of or, together with other events, constitute a Restructuring Event or a Put Event has occurred and that, until it shall have express notice to the contrary, the Trustee will be entitled to assume that no Restructuring Event or Put Event and no such other event has occurred.

7    PAYMENTS
(a)  Principal and Interest in Respect of the Bonds

     Payments of principal and interest in respect of the Bonds will be made against presentation and surrender (or, in the case of a partial payment, endorsement) of Bonds or (as the case may be) the appropriate Coupons save that if the due date for redemption of a Bond is not an Interest Payment Date, accrued interest will be paid against presentation of the relevant Bond at the specified office of any Paying Agent by sterling cheque drawn on, or by transfer to a sterling account maintained by the payee with, a bank in London. Payments of interest due in respect of any Bond other than on presentation and surrender of matured Coupons shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant Bond.

(b)  Payment Subject to Fiscal Laws

     All payments are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition
     8. No commissions or expenses shall be charged to the Bondholders or Couponholders in respect of such payments.

(c)  Payments on Business Days

     If the due date for payment of any amount on any Bond or Coupon is not a business day (as defined below), then the holder thereof will not be entitled to payment of such amount until the next following business day and will not be entitled to any further interest or other payment in respect of such postponement. In these Conditions, "business day" means any day on which banks are open for business in London and in the place of the specified office of the Paying Agent at which the Bond or Coupon is presented for payment.

(d)  Paying Agents

     The initial Principal Paying Agent is Citibank, N.A. and the other initial Paying Agent and their respective initial specified offices are set out at the end of these Conditions. The Issuer may at any time (subject to the prior approval of the Trustee) vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain (i) a Principal Paying Agent, (ii) Paying Agents having specified offices in at least two major European cities approved by the Trustee (including London, so long as the Notes are listed on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange's market for listed securities) and (iii) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive. Notice of any such termination or appointment and of any change in the specified office through which any Paying Agent acts will be given in accordance with Condition 13.

(e)  Surrender of Unmatured Coupons

     Each Bond should be presented for redemption (including exercise of the Bondholders' option pursuant to Condition 6) together with all relative unmatured Coupons (being Coupons which would otherwise fall due for payment after the relevant due date for redemption or, as the case may be, the Put
     Date), failing which all unmatured Coupons shall become void.

8    TAXATION

     All payments by or on behalf of the Issuer in respect of the Bonds shall be made without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In such event the Issuer shall pay such additional amounts as may be necessary in order that the net amounts received by the holders of Bonds or Coupons after such deduction or withholding shall equal the amounts which would have been receivable by them had no such deduction or withholding been required, except that no additional amounts shall be payable in respect of any Bond or Coupon presented for payment:

(a) by or on behalf of a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Bond or Coupon by reason of his being connected with the United Kingdom otherwise than merely by the holding of the Bond or Coupon; or

(b) by or on behalf of a holder who would not be liable or subject to deduction or withholding by making a declaration of beneficial ownership of the Bond or Coupon and of non-residence or other similar claim for exemption to the relevant tax authority or to any relevant person; or

(c) more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on the last day of such period of 30 days on the assumption, if such is not the case, that such last day was a business day; or

(d) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26 - 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(e) by or on behalf of a Bondholder or a Couponholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond or Coupon to another Paying Agent in a Member State of the European Union.

     Any reference herein to the principal of and/or interest on the Bonds shall be deemed to include any additional amounts which may be payable under this Condition or under any obligations undertaken in addition hereto or in substitution herefor pursuant to the Trust Deed.

9    PRESCRIPTION

     Claims in respect of principal and interest shall be prescribed unless presentation for payment is made as required by Condition 7 within a period of 12 years in the case of principal and six years in the case of interest from the appropriate Relevant Date.

10   EVENTS OF DEFAULT

     The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders shall, subject in each case to its being indemnified to its satisfaction, (but, in the case of the happening of any of the events mentioned in sub- paragraphs (e) to (g) inclusive, other than default in the performance or observance of any of the provisions of Conditions 5,6 and 7 or the appointment of an administrative or other receiver of the whole of the undertaking or assets of the Issuer, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Bondholders) give notice to the Issuer that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at their principal amount, together with accrued interest (as provided in the Trust Deed), if any of the following events shall occur:

(a) if default is made in the payment of any principal or interest in respect of the Bonds or any of them and such default continues for 1.5 days or more; or

(b) if an order is made or an effective resolution passed for the winding-up of, or an administration Order is made in relation to, the Issuer (except for the purposes of a reconstruction or amalgamation upon terms and within such a period as may previously have been approved in writing by the Trustee); or

(c) if the Issuer stops or threatens to stop payment (except for the purposes of a reconstruction or amalgamation upon terms and within such a period as may previously have been approved in writing by the Trustee); or

(d) if (i) any other present or future Relevant Indebtedness of the Issuer becomes due and payable prior to Its stated maturity by reason of any actual event of default, or (ii) any such Relevant Indebtedness is not paid when due or, as the case may be, within any applicable grace period, provided that the aggregate amount of the Relevant indebtedness in respect of which one or more of the events mentioned above in this paragraph (d) have occurred equals or exceeds (pound)40,000,000.

     For the purposes of this Condition, "Relevant Indebtedness" means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange.

(e) if an encumbrancer takes possession or an administrative or other receiver is appointed of the whole or any part which in the opinion of the Trustee is material of the undertaking or assets of the Issuer or if a distress, execution or any similar proceeding is levied or enforced upon or sued out against, in the opinion of the Trustee, a substantial part of the chattels or property of the Issuer and in any such case is not removed, paid out or discharged within 21 days (or such longer period as the Trustee may approve); or

(f) if the Issuer is unable to pay its debts as they fall due or has any voluntary arrangement proposed in relation to it under Section 1 of the Insolvency Act 1986 or enters into any scheme of arrangement with its creditors (other than for the purpose of reconstruction or amalgamation upon terms and within such a period as may previously have been approved in writing by the Trustee); or

(g) if default is made by the Issuer in the performance or observance of any obligation, covenant, condition or provision binding on it under the Bonds or the Trust Deed (other than any obligation for the payment of any principal or interest in respect of the Bonds) and, except where, in the opinion of the Trustee, such default is not capable of remedy (in which case the Bonds will become due and repayable subject to, and immediately upon, the Trustee certifying and giving notice as aforesaid), such default continues for 4.5 days (or such longer period as the Trustee may approve) after written notice by the Trustee to the Issuer specifying such default and requiring the same to be remedied.

11   ENFORCEMENT

     At any time after the Bonds become due and payable, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce the provisions of The Trust Deed, the Bonds and the Coupons, but it shall not be bound to take any such proceedings unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Bondholders holding at least one-quarter in principal amount of the Bonds then outstanding and (ii) it shall have been indemnified to its satisfaction. No Bondholder or Couponholder may proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable period and such failure shall be continuing.

12   REPLACEMENT OF BONDS AND COUPONS

     If any Bond or Coupon is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Paying Agent in London, subject to all applicable laws and the requirements of any applicable stock exchange or other relevant authority, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.

13   NOTICES

     Notices to holders of Bonds will be valid if published in an English language leading daily newspaper having general circulation in the United Kingdom (which is expected to be the Financial Times) or, if in the opinion of the Trustee such publication is not practicable, in another English language leading daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the first date on which publication is made. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to Bondholders in accordance with this Condition.

14   TRANSFER OF ELECTRICITY TRANSMISSION LICENCE

     The Issuer has covenanted in the Trust Deed that it will not transfer or consent to the transfer of its Rights as holder of the Electricity Transmission Licence to any other person unless (i) that other person guarantees all amounts payable under the Bonds, the Coupons and the Trust Deed or a trust deed is executed or some other form of undertaking is given by such other person in form and manner satisfactory to the Trustee agreeing to be bound by the Bonds, the Coupons and the Trust Deed; (ii) consequential amendments are made to Conditions 6 and 10 so that the events referred to therein are applicable to such other person as well as, in the case of Condition 10,to the Issuer; and (iii) the Trustee is satisfied that the interests of the Bondholders will not be materially prejudiced thereby.

15   MEETINGS OF BONDHOLDERS, MODIFICATION, WAIVER, REDENOMINATION AND
     SUBSTITUTION

     The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the modification of any of these Conditions or any provisions of the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons present holding or representing a clear majority in principal amount of the Bonds for the time being outstanding or, at any adjourned meeting, one or more persons present being or representing Bondholders whatever the principal amount of the Bonds held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to postpone the dates for payment of principal On the Bonds or the dates on which interest is payable in respect of Bonds, (ii) to reduce or cancel the principal amount of, or interest on, the Bonds, (iii) to change the currency of payment of the Bonds or the Coupons (except where the Trustee is exercising its power to facilitate payment in Euro as set out in the paragraph below) or (iv) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Bondholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.

     The Trustee may agree, without the consent of the Bondholders or Couponholders, to (i) any modification of any of these Conditions or any provisions of the Trust Deed which is of a formal, minor or technical nature or is made to correct a manifest error and (ii) any other modification (except as mentioned in the Trust Deed) of, and any waiver or authorisation of any breach or proposed breach of, any of these Conditions or any provisions of the Trust Deed which is in the opinion of the Trustee not materially prejudicial to the interests of the Bondholders. The Trustee may agree, without the consent of The Bondholders or Couponholders, on or after the Specified Date (as defined below), to such modifications to the Bonds and the Trust Deed in order to facilitate payment of interest in euro and Redemption at the euro equivalent of the sterling principal amount of the Bonds (including indexation in respect thereof) and associated reconventioning, renominalisation and related matters as may be proposed by the Issuer (and confirmed by an independent financial institution approved by the Trustee to be in conformity with then applicable market conventions) provided that the Issuer shall be under no obligation to make any such proposals. For these purposes, "Specified Date" means the date on which The United Kingdom participates in the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community or otherwise participates in European Economic and Monetary Union in a similar manner. Any such modification, authorisation or waiver shall be binding on The Bondholders and the Couponholders and, if the Trustee so requires, any modification referred to above shall be notified by the Issuer to the Bondholders as soon as practicable in accordance with Condition 13.

     The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer To the substitution in place of the Issuer (or any previous substitute under this Condition) as the principal debtor under the Bonds, the Coupons and the Trust Deed of any Subsidiary or any holding company of the Issuer, subject to (a) the Bonds being unconditionally and irrevocably guaranteed by the Issuer, (b) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution and (c) certain other conditions set out in the Trust Deed being complied with.

     In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, waiver, authorisation or substitution) the Trustee shall not have regard to the consequences of such exercise for individual Bondholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer or any other person, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders or Couponholders.

16   INDEMNIFICATION OF THE TRUSTEE

     The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee will be entitled to enter into business transactions with the Issuer and any of its Subsidiaries without accounting for any profit resulting therefrom.

17   FURTHER ISSUES

     The Issuer may from time to time without the consent of the Bondholders or Couponholders create and issue further bonds or notes either having the same Conditions as the Bonds in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding bonds or notes of any series (including the Bonds) or upon such terms as to interest, premium, redemption, ranking and otherwise as the Issuer may determine at the time of their issue. Any further bonds or notes forming a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other bonds or notes may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of bonds or notes of other series in certain circumstances where the Trustee so decides. In these Conditions, unless the context otherwise requires and subject to any provision to the contrary in the Trust Deed, the expression "Bonds" shall include any further bonds issued in accordance with this Condition and forming a single series with the Bonds.

18   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

19   GOVERNING LAW

     The Trust Deed, the Bonds and the Coupons are governed by, and will be construed in accordance with, English law.


                                USE OF PROCEEDS

     The net proceeds of the issue of the Fixed Rate Bonds, which are expected to amount to approximately (pound)3,57,501,600, will be used for general corporate purposes.

                      SUMMARY OF PROVISIONS RELATING TO THE
                           BONDS WHILE IN GLOBAL FORM

     Each Temporary Global Bond and each Permanent Global Bond contain provisions which apply to the Bonds while they are in global form, some of which modify the effect of the terms and conditions of the Bonds set out in this document. The following is a summary of certain of those provisions. References to a particular Condition are to a Condition of the relevant Bonds.

1    EXCHANGE

     Each Temporary Global Bond is exchangeable in whole or in part (free of charge to the holder) for interests in a Permanent Global Bond on or after a date which is expected to be 4 September 2001 upon certification as to non-U.S. beneficial ownership in the form set out in such Temporary Global Bond. Each Permanent Global Bond is exchangeable in whole but not in part (free of charge to the holder) for The Definitive Bonds described below (i) if such a Permanent Global Bond is held on behalf of Euroclear Or Clearstream, Luxembourg or an alternative approved clearing system and such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to the Principal Paying Agent or (ii) if the Issuer would suffer a disadvantage in respect of the Bonds as a result of a change in laws or regulations (taxation or otherwise) of any jurisdiction referred to in Condition 10 of the RPI Bonds and the LPI Bonds and Condition 8 of the Fixed Rate Bonds or as a result of a change in the practice of Euroclear or Clearstream, Luxembourg or an alternative approved clearing system which would not be suffered were the Bonds represented by such Permanent Global Bond in definitive form and a certificate to such effect signed by two Directors of the Issuer is delivered to the Trustee by the Issuer giving notice to the Principal Paying Agent and the Bondholders of its intention to exchange such Permanent Global Bond for Definitive Bonds on or after the Exchange Date specified in the notice.

     On or after the Exchange Date (as defined below) relating to a Permanent Global Bond the holder of such Permanent Global Bond may (in the case of (i) above) and shall (in the case of (ii) above) surrender such Permanent Global Bond to or to the order of the Principal Paying Agent. In exchange for such Permanent Global Bond, the Issuer will deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Bonds (having attached to them all Coupons in respect of interest which has not already been paid on such Permanent Global Bond), security printed in accordance with any applicable legal and stock exchange or other relevant authority requirements and in or substantially in the form set out in Schedule 3 to the relevant Trust Deed.

     "Exchange Date" means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and, except in the case of exchange pursuant to (i) above, in the cities in which the relevant clearing system is located.

2    PAYMENTS

     No payment will be made on a Temporary Global Bond unless exchange for an interest in the relevant Permanent Global Bond is improperly withheld or refused by or on behalf of the Issuer. Payments of principal and interest in respect of Bonds represented by a Permanent Global Bond will be made against presentation for endorsement and, if no further payment falls to be made in respect of such Bonds, surrender of such Permanent Global Bond to or to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to Bondholders for such purpose. A record of each payment so made will be endorsed in the appropriate schedule to such Permanent Global Bond, which endorsement will be prima facie evidence that such payment has been made in respect of the Bonds represented by such Permanent Global Bond. No person shall be entitled to receive any payment on a Permanent Global Bond falling due after the Exchange Date in respect thereof unless exchange of such Permanent Global Bond for Definitive Bonds is improperly withheld or refused by or on behalf of the Issuer. Condition l0(e) of the RPI Bonds and the LPI Bonds and Condition 8(e) of the Fixed Rate Bonds will apply to Definitive Bonds only.

3    NOTICES

     So long as Bonds are represented by a Permanent Global Bond and such Permanent Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or an alternative approved clearing system, notices to Bondholders may be given by delivery of the relevant notice to that clearing system for communication by it to entitled accountholders in substitution for notification as required by the

Conditions; except that so long as the Bonds are listed on the Official List of the UK Listing Authority and are admitted to trading on the London Stock Exchange's market for listed securities and the rules of the UK Listing Authority or the London Stock Exchange, as the case may be, so requires notices shall be published in a leading English language daily newspaper having general circulation in the United Kingdom (which is expected to be the Financial Times) any such Notice given only by delivery as aforesaid shall be deemed to have been given on the seventh day after that on which such notice is delivered to Clearstream, Luxembourg and/or Euroclear, as the case may be, as aforesaid.

4    PRESCRIPTION

     Any claims against the Issuer in respect of principal and interest on Bonds represented by a Permanent Global Bond will become void unless it is presented for payment within a period of 12 years (in the case of principal) and six years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 3).

5    MEETINGS

     The holder of a Permanent Global Bond will be treated as being one person for the purposes of any quorum requirements of, or the right to demand a poll at, a meeting of Bondholders and, at any such meeting, as having one vote in respect of each (pound)1,000 principal amount of Bonds for which such Permanent Global Bond may be exchanged.

6    CANCELLATION

     Cancellation of any Bond represented by a Permanent Global Bond required by the Conditions to be cancelled following its redemption or purchase will be effected by reduction in the principal amount of such Permanent Global Bond.

7    TRUSTEE'S POWERS

     In considering the interests of Bondholders while a Permanent Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg and/or an alternative approved clearing system the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Bonds represented by such Permanent Global Bond and may consider such interests as if such accountholders were the holder of such Permanent Global Bond.

8    PUT OPTION

     The Bondholders' put option in Condition 6 may be exercised by the holder of a Permanent Global Bond giving notice to the Principal Paying Agent of the principal amount of Bonds represented by such Permanent Global Bond in respect of which the option is exercised and presenting the Permanent Global Bond for endorsement of exercise within the time limits specified in Condition 6.

                          CAPITALISATION OF THE GROUP

     The following is a summary of the historic cost capital and reserves as at 31 March 2001 and indebtedness as at 31 March 2001 of the Issuer and its subsidiaries:

CAPITAL AND RESERVES AT 31 MARCH 2001



                                                                            (POUND)
                                                                            MILLION
                                                                            -------
Authorised 200,000,000 ordinary shares of (pound)l each ...............       200.0
Authorised 74,803,600 preference shares of (pound)1 each ..............        74.8
                                                                            -------
Issued, allotted, called up and fully paid 6,374 ordinary shares ......          --
Issued, allotted, called up and fully paid 43,406,000 preference shares        43.4
Share premium account .................................................       454.1
Capital redemption reserve ............................................         0.1
Profit and loss account ...............................................       638.1
                                                                            -------
                                                                            1,135.7
                                                                            =======

INDEBTEDNESS AT 31 MARCH 2001
Amounts due within one year
Bank loans and overdrafts .............................................        69.9
Commercial paper ......................................................       107.3
Current portion of long term loans ....................................          --
Amounts due after more than one year
Repayable wholly within five years ....................................       663.6
Repayable after five years ............................................       923.9
                                                                            -------
Total Indebtedness ....................................................     1,764.7
                                                                            =======
CONTINGENT LIABILITIES AND GUARANTEES AT 31 MARCH 2001
                                                                            -------
Performance bonds and guarantees ......................................        36.2
                                                                            =======

-----------------
Notes:

1 The table does not include indebtedness in respect of the Bonds now being issued.

2 The Issuer's distributable reserves at 31 March 2001 amounted to (pound)4.7 million.

3 The preference shares are held by the immediate parent undertaking, The National Grid Holdings Limited.

4 There has been no change in the authorised and issued share capital of the Issuer and no material adverse change in the reserves of the Issuer.

5 Save for the Bonds now being issued, there has been no material change in the indebtedness or contingent liabilities and guarantees of the Issuer since 31 March 2001.

6 At 31 March 2001, the Issuer had cash and deposits amounting to (pound)29.3 million and net receivables due from other companies within the National Grid Group plc group of companies of (pound)145.5 million.

7 The information contained in this Statement is extracted from the Issuer's audited consolidated financial statements as at 31 March 2001.

8    All of the indebtedness in the above table is unsecured and unguaranteed.

                         THE NATIONAL GRID COMPANY PLC

GENERAL

     The Issuer is the owner and operator of the electricity transmission system (the "Transmission System") in England and Wales and is the sole holder of a transmission licence (the "Transmission Licence") in England and Wales. The Issuer is required by the Electricity Act 1989 (the "Electricity Act") to develop and maintain an efficient, co-ordinated and economical system of electricity transmission and to facilitate competition in the supply and generation of electricity. Since the introduction of the new electricity trading arrangements ("NETA") on 27 March 2001, under the Electricity Act, the Issuer is also obliged to operate an efficient co-ordinated market and an economical transmission system. The Issuer is also responsible for reinforcing, renewing and maintaining the Transmission System to meet the requirements of customers and to ensure continued compliance with the security standards set out in the Transmission Licence. The Issuer derives the vast majority of its turnover and profits from charges for services provided by its transmission business (the "Transmission Business") to, inter alia, generators, interconnected parties, distributors, suppliers and directly-connected customers. Its other businesses include the procurement of balancing services and the operation of the interconnectors with Scotland, France and the Isle of Man. The Issuer is a wholly-owned subsidiary of National Grid Group plc ("NGG"). NGG's shares were admitted to the Official List of the London Stock Exchange on 11 December 1995 and its American Depositary Shares were listed on the New York Stock Exchange on 7 October 1999. The Issuer has three wholly-owned trading subsidiaries, Elexon Limited, NGC Leasing Limited and NGC Properties Limited.

THE BUSINESS OF THE ISSUER
TRANSMISSION BUSINESS
PHYSICAL ASSETS

     The Transmission Business comprises the planning, development, construction, maintenance and operation of the Transmission System in England and Wales, operating predominantly at voltages of 400kV and 275kV and includes the provision of connections to the Transmission System. The Issuer owns and operates the Transmission System which consists of approximately 4,400 miles of overhead lines and approximately 400 miles of underground cable, together with substations at over 300 sites.

OPERATIONS OF THE TRANSMISSION SYSTEM
NETA

     The Department of Trade and Industry ("DTI") and the Office of the Gas and Electricity Markets Authority ("Ofgem") undertook an extensive review of, and wide-ranging consultation on, the proposed arrangements for a new wholesale electricity market for England and Wales to replace the Electricity Pool of England and Wales. Details of NETA were published jointly by the DTI and Ofgem in a document dated 21 October 1999 and the document formed the basis of the new arrangements to be implemented by participants across the electricity industry. NETA was introduced on 27 March 2001. Certain aspects of NETA are now dealt with in the Utilities Act 2000.

     The Issuer made a considerable contribution to the development of NETA and played a significant role in its implementation. NETA has had significant operational implications for the Issuer and implications for the manner in which it contracts for the provision of ancillary services, which form part of balancing services. NETA represents a fundamental shift to trading arrangements based on bilateral contracts, similar to other commodity markets. However, NETA has not had significant financial implications for the Issuer.

TRANSMISSION REVENUE

     Amongst its other provisions, the Transmission Licence separates the Issuer's Transmission Business activities into the two distinct roles of transmission asset owner ("TO") and system operator ("SO") and sets limits on its annual revenue from each of these.

Transmission asset owner activity

     As TO, the Issuer is responsible for the development, operation and maintenance of the transmission network and recovers its costs, including a return on capital employed, through charges to generators, distributors and suppliers of electricity for use of and connection to the Transmission System.

     Under the revenue restriction condition set out in the Transmission Licence, the Issuer's revenue from charges for use of the Transmission System and for connections made before March 1990 is permitted to increase each year in line with the Retail Price Index ("RPI"), minus an efficiency factor, X. In the current revenue restriction, which was introduced on 1 April 2001, X has been set at 1.5 from April 2002. The revenue restriction is revenue from time to time by the Gas and Electricity Markets Authority. The current revenue restriction is expected to remain in force until March 2006.

     The Issuer is permitted by the Transmission Licence to set charges for connections to the Transmission System made since March 2000 to recover the cost directly or indirectly incurred in providing connection, together with a reasonable rate of return on such costs.

System operator activity

     As SO, the Issuer is responsible for the control of the transmission system, including:

-- the procurement of the ancillary services required to ensure network stability and security; and

-- the provision of balancing services, comprising the acceptance by the Issuer of "bids" (proposed trades to decrease generation or increase demand) or "offers" (proposed trades to increase generation or decrease demand) as necessary to enable it to balance generation and demand for electricity in real time throughout the day.

     The Issuer is permitted by the Transmission Licence to recover the costs it incurs in procuring ancillary services, together with a small profit margin.

     The Issuer recovers the costs incurred in the balancing services activity through balancing services use of system charges. Its revenue from these charges is regulated by means of a Balancing Services Incentive Scheme ("BSIS") set out in the Transmission Licence. The BSIS was introduced on 27 March 2001 and sets a target for the costs incurred by the Issuer in balancing the system in the period up to March 2002. If costs are below (pound)471 million, the Issuer will retain 40 per cent. of the savings up to a maximum potential income of 545 million. If costs are more than 5500 million, the Issuer will bear 12 per cent. of the excess up to a maximum potential liability of 525 million.

INTERCONNECTORS

     The Issuer derives income from charges for the use of its interconnectors with Scotland, France and the Isle of Man. Under the terms of the Transmission Licence, the Issuer is at present required to set its charges for the use of its interconnectors with Scotland and France at a level designed to recover no more than a reasonable rate of return on the capital represented by the interconnectors. The interconnector with the Isle of Man is unlicensed and not subject to this restriction.

     In February 2000, NGG was selected by the Basslink Development Board in Australia to build, own and operate an interconnector between the island of Tasmania and the State of Victoria on the Australian mainland, across the Bass Strait. Construction is expected to commence at the end of 2001 and the project is expected to be completed by the end of 2003.

REGULATION

     The Electricity Act makes it an offence to generate, transmit or supply electricity unless authorised to do so by licence or exemption. Other principal regulatory provisions relating to electricity transmission are set out in the Electricity Act, in regulations or orders made under or pursuant to the Electricity Act and in the Transmission Licence. The Electricity Act is being amended by the Utilities Act 2000, with the amendments being introduced over a period of time. Once the Utilities Act is fully in force, distribution will also become a licensable activity. Other changes introduced by the Utilities Act include standard conditions being introduced in the Issuer's Transmission Licence, new duties for Ofgem and new powers regarding the enforcement of licences, together with the establishment of Ofgem.

     The Secretary of State and Ofgem each have a principal statutory objective under the Electricity Act to carry out their functions to protect the interest of consumers of electricity (where appropriate by promoting competition in the electricity industry) having regard to the need to ensure that all reasonable demands for electricity are met and the need to ensure that licence holders are able to finance activities which are the subject of obligations imposed by Part I of the Electricity Act or the Utilities Act 2000.

     The Transmission Licence came into effect on vesting and, unless revoked, will continue in force until determined by not less than 25 years' notice by the Secretary of State. The Transmission Licence may be revoked by the Secretary of State in specified circumstances, including non-payment of fees, insolvency, change in the control of the Issuer, cessation of the Transmission Business and non-compliance with enforcement orders made by Ofgem and non-compliance with orders issued by the Secretary of State under certain provisions of general competition legislation.

     The Issuer is prohibited by the Transmission Licence from purchasing or otherwise acquiring electricity on its own account for the purpose of sale to third parties. Since the introduction of NETA, the exceptions to the prohibition will change to except the procurement or use of balancing services or the purchase or acquisition where such purchase or acquisition is with the consent of Ofgem.

     The Transmission Licence contains restrictions on the Issuer's total revenue derived from its transmission network services and its transmission services activities. The Issuer is required to use its best endeavours to ensure that its total revenue from these sources in any one year does not exceed the aggregate of its permitted maximum revenue from these activities under the Transmission Licence.

ENVIRONMENTAL LAW AND REGULATION

     In the United Kingdom, the Issuer is subject to environmental legislation and regulation. The Water Resources Act 1991 and the Environmental Protection Act 1990, as amended by the Environment Act 1995, constitute the primary environmental legislation affecting the activities of the Issuer. Under these statutes, it is an offence to pollute the environment.

     Electric and magnetic fields ("EMFs") arise from, among other sources, the transmission, distribution and use of electricity. Concerns have been raised about the possible health effects of EMFs and research into this issue has been in progress in many countries for several years. The Issuer carries out its operations in line with guidance on EMFs issued by the National Radiological Protection Board, an independent statutory body, which has stated that it does not consider that the results of published studies provide a basis for any additional restriction on human exposure to EMFs. This position is supported by the results of the United Kingdom Childhood Cancer study published in December 1999.

     A European Union recommendation (the "Recommendation") on limitation of exposure of the general public to EMFs has been adopted by the European Union's Council of Ministers. The Recommendation is based on guidelines issued in 1998 by the International Commission on Non-Ionising Radiation Protection and recommends certain public exposure levels subject to qualifications contained in the Recommendation. The Recommendation is addressed to European Union member governments and not to individual companies. The United Kingdom Government is considering how the qualifications should be interpreted and therefore how the Recommendation should be implemented in the United Kingdom and it is not yet possible to assess the cost (if any) to the Issuer of compliance with the Recommendation.

PRICE CONTROLS

     In determining the price controls applicable to the Issuer, Ofgem assumes an allowed rate of return on equity and an efficient capital structure as to the levels of debt and equity. The Issuer intends to match the gearing levels assumed by Ofgem by increasing its borrowings and making dividend distributions and reorganising its share capital and reserves as necessary. The Transmission Licence contains certain regulatory constraints which must be complied with prior to the declaration of dividends.

THE NGG GROUP

     In April 1990, the Issuer became a wholly-owned subsidiary of NGG (then named "The National Grid Holding plc"). NGGs shares were admitted to the Official List of the London Stock Exchange on 11 December 1995 and its American Depositary Shares were listed on the New York Stock Exchange on 7 October 1999.

ENERGIS

     In 1993, the NGG group established Energis plc ("Energis"), a subsidiary of NGG which was granted a public telecommunications operator's licence to provide telecoms services using a long-distance telecommunications network constructed predominantly on the electricity transmission network. By 1997, the business of Energis had grown significantly, and application was made for its shares to be admitted to the official list of the London Stock Exchange, which was effected in December 1997. As part of this process, NGG disposed of just over 25 per cent. of its shareholding in Energis by way of a placing to institutional investors.

     On 22 January 1999, NGG offered for sale 60 million ordinary shares in Energis in an offering of ordinary shares and simultaneously offered Equity Plus Income Convertible Securities which were mandatorily exchangeable into up to 14.7 million Energis shares. The value of the combined offerings was approximately (pound)1.2 billion. On 9 February 2000, NGG disposed of a further 28.9 million ordinary shares of Energis for (pound)0.95 billion. As at 31 March 2001, NGG retains voting rights over 32.8 per cent. of the total Energis shares in issue. NGG has indicated that it intends to sell its stake in Energis in the short to medium term.

NEES AND EUA

     On 22 March 2000, NGG acquired New England Electricity System ("NEES"), an electricity transmission and distribution business operating in north-eastern USA at a cost of US$3,217 million. NEES, renamed National Grid USA is now a wholly-owned subsidiary of NGG. On 19 April 2000, National Grid USA acquired Eastern Utilities Associates, an electricity transmission and distribution business operating in Massachusetts and Rhode Island, adjacent to National Grid USA's existing service territories, at a cost of US$520 million.

ACQUISITION OF NIAGARA MOHAWK

     On 5 September 2000, NGG and Niagara Mohawk Holdings, Inc. ("Niagara Mohawk"), the second largest combined electricity and gas utility in New York State (by customer numbers), announced that NGG had agreed to acquire Niagara Mohawk (the "Acquisition"). The shareholders of Niagara Mohawk and of NGG voted in favour of the Acquisition at shareholder meetings held on 19 January 2001 and 29 January 2001 respectively. The expected acquisition cost at the time of announcement was US$3.0 billion. The shareholders of Niagara Mohawk will receive consideration of US$19.00 per Niagara Mohawk share, subject to adjustment to reflect the price of NGG's shares during a specified period shortly before completion of the Acquisition and will be able to elect to receive their consideration in cash, shares in a new holding company of NGG or a combination thereof. NGG expects to meet approximately half of the acquisition cost in cash. The Acquisition is subject to a number of conditions, including regulatory and other consents and approvals in the U.S. and is expected to be completed by late 2001.

AUCTION OF NIAGARA MOHAWK'S NUCLEAR ASSETS

     On 12 December 2000, Niagara Mohawk announced an agreement to sell its nuclear assets, comprising 100 per cent. of Nine Mile Point Nuclear Station Unit No. 1 and 41 per cent. of Nine Mile Point Nuclear Station Unit No. 2, to Constellation Nuclear, a wholly-owned subsidiary of Constellation Energy Group Inc., for a total consideration of U.S.$610 million (subject to adjustment). In addition, Niagara Mohawk will transfer to Constellation Nuclear its existing decommissioning funding and Niagara Mohawk will have no further funding obligation relating to decommissioning. The asset sale agreement is subject to various regulatory approvals including those of the Nuclear Regulatory Commission, FERC and the NYPSC. The sale is targeted to close in mid 2001.

RECENT DEVELOPMENTS
DISPOSAL OF ESIS, EPFAL AND DATUM

     On 1 February 2001, NGG completed the sale of two of its subsidiary companies, Energy Settlements and Information Services Limited ("ESIS") and Energy Pool Funds Administration Limited ("EPFAL") for an aggregate net consideration of approximately (pound)38 million in cash. ESIS ran the former settlement system of the Electricity Pool of England and Wales and provided consultancy services for customers in the electricity market. EPFAL acted as the financial clearing house for the wholesale trading of electricity in England and Wales. On 7 February 2001, NGG completed the sale of another of its subsidiaries, Datum Solutions Limited ("Datum"), to Siemens Metering Limited, for approximately (pound)3 million in cash plus further consideration payable in accordance with the terms of an earn-out. Datum had operated NGG's metering business. These disposals are in accordance with NGG's strategy of focusing on electricity and telecoms networks.

RELATIONSHIP WITH UK GOVERNMENT

     The Secretary of State retains a special share in NGG, which is a special rights non-voting redeemable preference share of (pound)l. Certain provisions in the articles of association of NGG cannot be altered or removed without the prior written consent of the holder of the Special Share. One such provision prevents any person, with limited exceptions, from having an interest in 15 per cent. or more, and the holder of a licence under the Electricity Act (or any affiliate) or any group of companies of which a Regional Electricity Company ("REC") is a member, from having an interest of 1 per cent. or more, in the voting share capital of NGG. In accordance with the articles of association of NGG, none of the RECs now has an interest of 1 per cent. or more of the voting share capital of NGG.

DIRECTORS

     The Directors of the Issuer, their functions and principal directorships outside the NGG group, are as follows:


Roger Urwin                      Chairman                                Non-executive Director of Energis,
                                                                         The Special Utilities Investment
                                                                         Trust PLC and TotalFinaElf
                                                                         Exploration UK plc

Steven Holliday                  Chief Executive

Stephen Box                      Non-Executive Director                  Non-executive Director of Energis
                                                                         and Michael Page International
                                                                         PLC

Charles Davies                   Commercial Director

Colin Buck                       Finance Director


     The business address of each of the above is National Grid House, Kirby Corner Road, Coventry CV4 8JY.

                             UNITED KINGDOM TAXATION

     The comments below are of a general nature based on the Issuer's understanding of current United Kingdom law and practice. They do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. They relate only to the position of persons who are the absolute beneficial owners of their Bonds and Coupons and may not apply to certain classes of persons such as dealers or certain professional investors. Any holders of Bonds or Coupons who are in doubt as to their own tax position should consult their professional advisers.

1.   INTEREST

     While the Bonds continue to be listed on a recognised stock exchange within the meaning of section 841 Income and Corporation Taxes Act 1988, payments of interest may be made without withholding or deduction for or on account of income tax.

     Persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to the United Kingdom Inland Revenue regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

     If the Bonds cease to be listed interest will generally be paid under deduction of income tax at the lower rate (currently 20 per cent.) subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

     The interest has a United Kingdom source and accordingly may be chargeable to United Kingdom tax by direct assessment. Where the interest is paid without withholding or deduction, the interest will not be assessed to United Kingdom tax in the hands of holders of the Bonds who are not resident in the United Kingdom, except where such persons carry on a trade, profession or vocation in the United Kingdom through a United Kingdom branch or agency in connection with which the interest is received or to which the Bonds are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the United Kingdom branch or agency.

     If interest were paid under deduction of United Kingdom income tax (e.g. if the Bonds lost their listing), Bondholders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.

     Bondholders should note that the provisions relating to additional amounts referred to in "RPI Bond Conditions-taxation", "LPI Bond Conditions-taxation", "Fixed Rate Bond Conditions-taxation", as the case may be, above would not apply if the Inland Revenue sought to assess directly the person entitled to the relevant interest to United Kingdom tax. However exemption from, or reduction of, such United Kingdom tax liability might be available under an applicable double taxation treaty.

2.   PROPOSED EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

     The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State, subject to the right of certain Member States to opt instead for a withholding system for a transitional period in relation to such payments.

3.   DISPOSAL (INCLUDING REDEMPTION)
3.1  Corporate Bondholders

     Bondholders within the charge to United Kingdom corporation tax will be subject to tax as income on all profits and gains arising from, and from fluctuations in the value of, the Bonds broadly in accordance with their statutory accounting treatment. Such holders will generally be charged in each accounting period by reference to interest and any profit or loss which in accordance with such Bondholder's authorised accounting method, is applicable to that period. Fluctuations in value relating to foreign exchange gains and losses in respect of the Bonds will be brought into account as income.

3.2  Other Bondholders

     The Bonds should constitute "qualifying corporate bonds" within the meaning of Section 117 of the Taxation of Chargeable Gains Act 1992 (although, because the Trustee has the power to consent to payment of interest and redemption in euro on or after the date on which the United Kingdom participates in the third stage of European economic and monetary union, the Inland Revenue have indicated that this is not correct in their view). Accordingly, a disposal by a Bondholder (or a redemption of the Bonds) will not give rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains. (If the Inland Revenue's view is correct, disposals of the Bonds could give rise to chargeable gains or allowable losses for the purposes of the UK taxation of chargeable gains).

     A transfer of a RPI Bond or Fixed Rate Bond by a holder resident or ordinarily resident for tax purposes in the United Kingdom or who carries on a trade in the United Kingdom through a branch or agency to which the RPI or Fixed Rate Bond is attributable may give rise to a charge to tax on income in respect of an amount representing interest on the RPI Bond or Fixed Rate Bond which has accrued since the preceding interest payment date.

     The LPI Bonds are likely to be regarded by the Inland Revenue as "variable rate securities". Accordingly, a transfer of a LPI Bond by a holder resident or ordinarily resident in the United Kingdom or a holder who carries on a trade in the United Kingdom through a branch or agency to which the LPI Bond is attributable, may give rise to a charge to tax on income in respect of interest on the LPI Bond which has accrued since the preceding interest payment date in such an amount as the Inland Revenue deem just and reasonable. A transferee of LPI Bonds with accrued interest will not be entitled to any corresponding allowance under the Accrued Income Scheme.

                             SUBSCRIPTION AND SALE

The Royal Bank of Scotland plc and Morgan Stanley & Co. International Limited (together, the "Managers") have, (a) pursuant to a subscription agreement dated 23 July 2001 (the "RPI Subscription Agreement"), jointly and severally agreed with the Issuer, subject to the satisfaction of certain conditions, to subscribe and pay for the RPI Bonds at 100 per cent. of their principal amount less a combined management and underwriting commission of 0.625 per cent. of their principal amount; (b) pursuant to a subscription agreement dated 23 July 2001 (the "LPI Subscription Agreement"), jointly and severally agreed with the Issuer, subject to the satisfaction of certain conditions, to subscribe and pay for the LPI Bonds at 100 per cent. of their principal amount less a combined management and underwriting commission of 0.625 per cent. of their principal amount; and (c) pursuant to a subscription agreement dated 23 July 2001 (the "Fixed Rate Bonds Subscription Agreement"), jointly and severally agreed with the Issuer, subject to the satisfaction of certain conditions, to subscribe and pay for the Fixed Rate Bonds at 99.931 per cent. of their principal amount less a combined management and underwriting commission of 0.625 per cent. of their principal amount. In addition the Issuer has agreed to reimburse the Managers for certain expenses incurred by them in connection with the issue of the Bonds. Each of the RPI Subscription Agreement, the LPI Subscription Agreement and the Fixed Rate Bonds Subscription Agreement entitles the Managers to be released and discharged from their obligations in respect of the subscription of the RPI Bonds, the LPI Bonds or the Fixed Rate Bonds, as the case may be in certain circumstances prior to the payment to the Issuer.

                              SELLING RESTRICTIONS

1    UNITED STATES

     The Bonds have not been and will not be registered under the U.S. Securities Act of 1933, as amended, (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

     Each Manager has agreed that, except as permitted by the Subscription Agreement, it will not offer, sell or deliver the Bonds (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, within the United States or to, or for the account or benefit of, U.S. persons, and it will have sent to each dealer to which it sells Bonds during the restricted period a confirmation or other notice setting forth the restrictions on offers and sales of the Bonds within the United States or to, or for the account or benefit of, U.S. persons.

     The Bonds are subject to US. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a United States person, except in certain transactions permitted by US. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder.

     In addition, until 40 days after the commencement of the offering, an offer or sale of Bonds within the United States by a dealer that is not participating in the offering may violate the registration requirements of the Securities Act.

2    UNITED KINGDOM

     Each Manager has represented and agreed that (i) it has not offered or sold and will not offer or sell any Bonds to persons in the United Kingdom prior to admission of the Bonds to listing in accordance with Part IV of the Financial Services Act 1986 (the "Act") except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Act, (ii) it has complied and will comply with all applicable provisions of the Act with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom and
(iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Bonds, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Act, to a person who is of a kind described in Article ll (3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.


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



3    GENERAL

     Neither the Issuer nor any Manager represent that the Bonds may at any time lawfully be sold in or horn any jurisdiction (other than in or from Great Britain) in compliance with any applicable registration requirements pursuant to an exemption available thereunder or assumes any responsibility for facilitating such sales.



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



                              GENERAL INFORMATION

LISTING

     The listing of the Bonds on the Official List will be expressed as a percentage of their principal amount. Transactions will be effected for settlement in sterling, and under current practice, for delivery on the third business day in London after the date of the transaction. It is expected that listing of the Bonds on the Official List and admission to trading of the Bonds on the London Stock Exchange's Market for Listed Securities will be granted on 27 July 2001 subject only to the issue of the relevant Temporary Global Bonds. Prior to official listing, however, dealings in the Bonds will be permitted by the London Stock Exchange in accordance with its rules.

CLEARING SYSTEMS

     The RPI Bonds, the LPI Bonds and the Fixed Rate Bonds have each been accepted for clearance through Euroclear and Clearstream, Luxembourg under Common Code 13273502, 13273448 and 13273537, respectively. The ISIN for the RPI Bonds, the LPI Bonds and the Fixed Rate Bonds is XS0132735027, XS0132734483, and XS0132735373, respectively.

     The Bonds will bear a legend as follows: "Any United States person who holds this obligation will be subject to limitations under the United States income tax law, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code".

INCORPORATION

     The Issuer was incorporated in England and Wales on 1 April 1989 under the Companies Act 1985 as a public limited company with registered number 2366977.

ANNUAL ACCOUNTS

     Audited annual consolidated accounts have been prepared in respect of the Issuer's three financial years ended on 31 March 2001. No audited financial statements have been prepared for any period subsequent to 31 March 2001.

AUDITORS

     Coopers & Lybrand (Chartered Accountants and Registered Auditors) have audited and rendered unqualified audit reports on the consolidated accounts of the Issuer for the year ended 31 March 1998. PricewaterhouseCoopers, have audited and rendered unqualified audit reports on the consolidated accounts of the Issuer for the three years ended 31 March 2001.

FINANCIAL AND TRADING POSITION AND PROSPECTS

     There has been no significant change in the financial or trading position of the issuer or the Group, and no material adverse change in the financial position or prospects of the Issuer or the Group, since 31 March 2001.

LITIGATION

     There are no, nor have there been any legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuer is aware) which may have or have had during the 12 months preceding the date of this document a significant effect on the Group's financial position.

APPROVALS AND AUTHORISATIONS

     The issue of the Bonds was authorised by resolutions of the Board of Directors of the Issuer passed on 11 June 2001 and resolutions of a duly authorised committee of the Board of Directors of the Issuer passed on 18 July 2001.

     The Bonds constitute longer term debt securities issued in accordance with regulations made under Section 4 of the Banking Act 1987. The Issuer is not an authorised institution or a European authorised institution (as such terms are defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997).


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